As filed with the Securities and Exchange Commission on April 9, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Digi Power X Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

110 Yonge Street, Suite 1601

Toronto, Ontario M5C 1T4

(818) 280-9758

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood
Alyse A. Sagalchik
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, IL 60661
(312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $750,000,000 of the securities identified therein from time to time in one or more offerings;

●	a prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $75,000,000 of our subordinate voting shares that may be issued and sold from time to time pursuant to an amended and restated sales agreement with A.G.P./Alliance Global Partners (the “sales agreement prospectus supplement”, and together with the base prospectus, the “sales agreement prospectus”); and

●	a resale prospectus covering the offering and sale by the selling securityholders named therein (the “Selling Securityholders”) of up to 501,788 previously issued subordinate voting shares, no par value, of Digi Power X Inc. (the “Company”) and 791,958 subordinate voting shares issuable upon the exercise of warrants, in each case, held by the Selling Securityholders (the “resale prospectus”).

The base prospectus immediately follows this explanatory note. The material terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus, and the resale prospectus immediately follows the sales agreement prospectus supplement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 9, 2026

PROSPECTUS

DIGI POWER X INC.

$750,000,000

Subordinate Voting Shares

Debt Securities

Warrants

Subscription Receipts

Share Purchase Contracts

Convertible Securities

Rights

Units

We may offer and sell up to $750,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE S-4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our subordinate voting shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DGXX” and on Cboe Canada (“Cboe”) under the symbol “DGX.” On April 8, 2026, the closing price of the subordinate voting shares on Nasdaq and Cboe was $2.40 and C$3.33, respectively.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $750,000,000, as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “DGXX,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Digi Power X Inc. and its consolidated subsidiaries, unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable series of securities.

In this prospectus, unless otherwise indicated, all dollar amounts and references to “US$” or “$” are to U.S. dollars, and references to “C$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement contain “forward-looking information” and “forward-looking statements” within the meaning of the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Canadian securities laws (collectively, “forward-looking statements”), which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus and any applicable prospectus supplement are forward-looking statements, including any statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives and expected market growth. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the risks described under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

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WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION BY REFERENCE

Available Information

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.digipowerx.com. The information on our website, however, is not, and should not be deemed to be, a part of or incorporated by reference into this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026; and

●	the description of our securities registered pursuant to Section 12 of the Exchange Act contained in Exhibit 4.18 to our Annual Report Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on July 14, 2023, as updated by any amendment or report filed for the purpose of updating such description, including the section of this prospectus titled “Description of Share Capital.”

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Digi Power X Inc.

110 Yonge Street, Suite 1601

Toronto, Ontario, M5C 1T4

(818) 280-9758

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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THE COMPANY

The Company is an innovative energy infrastructure company that develops cutting-edge data centers to drive the expansion of sustainable energy assets. With multiple sites, including our state-of-the-art combined cycle and high-capacity substations, we tap into and enhance the energy grid, supporting both industrial clients and broader energy markets. Our mission is to create efficient, reliable and cost-effective energy solutions by maximizing the potential of our power facilities and building advanced infrastructure to meet the demands of high-performance computing, bitcoin mining and other energy-intensive industries. Digi Power X is focused on developing, owning and operating data center facilities and delivering enterprise colocation and AI/GPU infrastructure services. The Company also owns a 60 MW gas fired power plant in North Tonawanda that currently operates as a peaker plant, providing the grid with electrical power in times of peak demand.

The Company receives digital currencies from “mining.” “Mining” is a process whereby “miners”, which are specialized computers with high amounts of computational processing power, compete to solve “blocks”, which are digital files where digital currency transactions are recorded on the blockchain. A miner that verifies and solves a new block is awarded newly-generated quantity of coins, an amount which is usually proportional to the miner’s contributed hashrate or work (plus a small transaction fee), as an incentive to invest their computer power, as mining is critical to the continuing functioning and security of the networks on which digital currencies operate.

A “Mining Pool” is a service operated by a mining pool operator that pools the resources of individual miners to share their processing power over a network. The Company participates in a Mining Pool that pays Bitcoin rewards utilizing a “Full-Pay-Per-Share” payout of Bitcoin based on a contractual formula, which calculates payout primarily based on the hashrate provided by the Company to the Mining Pool as a percentage of total network hashrate of the Mining Pool, along with other inputs. The Company is entitled to consideration even if a block is not successfully placed by the Mining Pool operator. The Company transitioned its mining operations completely to Mining Pool participation in 2022, which it utilized for the years ended December 31, 2024 and 2025 and continues to use for its Bitcoin mining operations.

The Company has three facilities located in Buffalo, New York, North Tonawanda, New York and Columbiana, Alabama. The Company’s site in North Tonawanda is a 60 MW combined cycle plant with 1.2 EH of current operating hashrate. The Company’s site in Buffalo is an 18.7 MW utility powered site with an operating hashrate of 500 PH. The Company’s site in Alabama is a 22 MW utility powered site. The Company is developing its facility in Columbiana, Alabama into a 55-MW Tier 3 data center, which will be designed to support next generation AI and HPC workloads upon its completion. The Company’s facilities are strategically located in diverse geographic locations to minimize risk.

The Company was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”) on February 18, 2017, under the name “Chortle Capital Corp.” The Company changed its name on September 18, 2017, to “HashChain Technology Inc.” Following the reverse take-over with Digihost International Inc., which closed on February 14, 2020, the Company changed its name to Digihost Technology Inc. The Company changed its name on March 6, 2025, to “Digi Power X Inc.”

Our subordinate voting shares are listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.” Our principal executive offices are located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127, and our registered office is located at 595 Howe Street - 10th Floor, Vancouver, BC V6C 2T5. Our telephone number is (818) 280-9758.

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RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in this prospectus, and any comparable section included in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association, and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA. A copy of our articles of association is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Capital

Our authorized share capital consists of:

●	unlimited subordinate voting shares, no par value; and

●	unlimited proportionate voting shares, no par value.

As of April 8, 2026, there were 69,807,449 subordinate voting shares and 3,333 proportionate voting shares issued and outstanding. Proportionate voting shares are not available for distribution to the public. Proportionate voting shares may be converted at the holder’s option into subordinate voting shares at a ratio of 200 subordinate voting shares for every 1 proportionate voting share.

In addition, as of the date of this prospectus, there were: (i) 2,850,130 subordinate voting shares issuable upon the exercise of outstanding options at a weighted average exercise price of $3.59; (ii) 1,744,374 subordinate voting shares reserved for issuance on exercise of 1,744,374 issued and outstanding warrants of the Company with a weighted average exercise price of $3.03; and (iii) 2,954,279 subordinate voting shares reserved for issuance upon the vesting of 2,954,279 restricted share units, for a total of 77,356,232 subordinate voting shares on a fully diluted basis (including 666,600 subordinate voting shares issuable upon conversion of the 3,333 issued and outstanding proportionate voting shares as of such date).

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Subordinate Voting Shares

Each holder of subordinate voting shares is entitled to receive notice of and to attend all meetings of shareholders of the Company. Holders of subordinate voting shares are entitled to one vote per subordinate voting share on all matters subject to shareholder vote, voting together as a single class with holders of proportionate voting shares, except as otherwise prohibited by law.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of subordinate voting shares will be entitled to participate ratably along with all other holders of subordinate voting shares and proportionate voting shares (on an as-converted to subordinate voting share basis).

The holders of the subordinate voting shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu as to dividends and any declaration or payment of any dividend on the subordinate voting shares.

Except as otherwise provided in this prospectus, the subordinate voting shares and proportionate voting shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA. Our subordinate voting shares are not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.

Proportionate Voting Shares

Holders of proportionate voting shares are entitled to receive notice of and to attend all meetings of shareholders of the Company. Holders of proportionate voting shares are entitled to one vote in respect of each subordinate voting share into which such proportionate voting share could ultimately then be converted, which for greater certainty, shall be equal to 200 votes per proportionate voting share, on all matters subject to shareholder vote, voting together as a single class with holders of subordinate voting shares, except as otherwise prohibited by law.

Holders of proportionate voting shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as-converted basis, assuming conversion of all proportionate voting shares into subordinate voting shares at the conversion ratio of 200:1) as to dividends and any declaration or payment of any dividend on the subordinate voting shares. No dividend will be declared or paid on the proportionate voting shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted basis) on the subordinate voting shares.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of proportionate voting shares will be entitled to participate ratably along with all other holders of proportionate voting shares (on an as-converted to resulting issuer subordinate voting share basis) and subordinate voting shares.

Each proportionate voting share is convertible, at the option of the holder thereof at any time after the date of issuance of such share, into fully paid and non-assessable subordinate voting shares as is determined by multiplying the number of proportionate voting shares by the 200. Proportionate voting shares are not available for distribution to the public.

Except as otherwise described in this prospectus, the proportionate voting shares and subordinate voting shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA.

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Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our subordinate voting shares.

Listing

Our subordinate voting shares are currently listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our subordinate voting shares is Marrelli Trust Company Limited, 620 – 1111 Melville St., Vancouver, British Columbia, V6E 3V6.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities in respect of which a prospectus supplement will be filed. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in a prospectus supplement filed in respect of such debt securities.

Debt securities may be offered separately or in combination with one or more other securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

Debt securities will be issued under one or more indentures (each, a “debt indenture”), in each case between the Company and an appropriately qualified entity authorized to carry on business as a trustee. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable debt indenture.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. We have filed a form of indenture as Exhibit 4.5 to the registration statement of which this prospectus is a part. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The debt securities may be issued from time to time in one or more series and may be convertible into other securities. The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Any prospectus supplement for debt securities supplementing this prospectus will contain specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

●	the designation, aggregate principal amount and authorized denominations of such debt securities;

●	any limit upon the aggregate principal amount of such debt securities;

●	the currency or currency units for which such debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

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●	the issue price (at par, at a discount or at a premium) of such debt securities;

●	the date or dates on which such debt securities will be issued and delivered;

●	the date or dates on which such debt securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

●	the rate or rates per annum (either fixed or floating, respectively) at which such debt securities will bear interest (if any) and, if floating, the method of determination of such rate;

●	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

●	if applicable, the provisions for subordination of such debt securities to other indebtedness of the Company;

●	any redemption term or terms under which such debt securities may be defeased whether at or prior to maturity;

●	any repayment or sinking fund provisions;

●	any events of default applicable to such debt securities;

●	whether such debt securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any exchange or conversion terms and any provisions for the adjustment thereof;

●	if applicable, the ability of the Company to satisfy all or a portion of any redemption of such debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company may include in a prospectus supplement specific terms pertaining to the debt securities that are in addition to, or in lieu of, the terms debt securities as described in this prospectus. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms of the debt securities described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Company, including other debt securities issued under the debt indenture.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our existing securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of subordinate voting shares (“equity warrants”) or for the purchase of debt securities (“debt warrants”).

Warrants may be offered separately or together with other securities, as the case may be. Each series of warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as warrant agent or may be issued as stand-alone contracts. The applicable prospectus supplement will include details of the warrant agreements governing the warrants being offered. The warrant agent is expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered hereunder. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement, if any.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the number of subordinate voting shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the subordinate voting shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

●	whether the Company has applied to list the equity warrants or the underlying shares on a stock exchange;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

●	whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material income tax consequences of owning the equity warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

●	any other material terms or conditions of the equity warrants.

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Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

●	material income tax consequences of owning the debt warrants;

●	whether the Company has applied to list the debt warrants or the underlying debt securities on an exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

●	any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

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DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue subscription receipts, independently or together with other securities. Subscription receipts will be issued under one or more subscription receipt agreements.

A subscription receipt is a security of the Company that will entitle the holder to receive one or more subordinate voting shares or a combination of subordinate voting shares and warrants, upon the completion of a transaction, typically an acquisition by the Company of the assets or securities of another entity. After the offering of subscription receipts, the subscription proceeds for the subscription receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of subscription receipts will not have any rights of shareholders of the Company. Holders of subscription receipts are only entitled to receive subordinate voting shares or warrants or a combination thereof upon the surrender of their subscription receipts to the escrow agent or to a return of the subscription price for the subscription receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the subscription receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any subscription receipt agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

A prospectus supplement will set forth the following terms relating to the subscription receipts being offered, if applicable:

●	the designation and aggregate number of subscription receipts being offered;

●	the terms, conditions and procedures for which the holders of subscription receipts will become entitled to receive subordinate voting shares or warrants or a combination thereof;

●	the number of subordinate voting shares or warrants or a combination thereof that may be obtained upon the conversion of each subscription receipt and the period or periods during which any conversion must occur;

●	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

●	the gross proceeds from the sale of such subscription receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such subscription receipts, plus any interest earned thereon;

●	the material income tax consequences of owning, holding and disposing of such subscription receipts;

●	whether such subscription receipts will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the subscription receipts; and

●	any other material terms and conditions of the subscription receipts.

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DESCRIPTION OF SHARE PURCHASE CONTRACTS

The Company may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to the Company a specified number of subordinate voting shares, as applicable, at a future date or dates.

The price per subordinate voting share and the number of subordinate voting shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. The Company may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as the Company may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of the subsidiaries, securing the holders’ obligations to purchase the subordinate voting shares under the share purchase contracts, which the Company refers to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of DGXX. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, subordinate voting shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iii) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of subordinate voting shares; (iv) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (v) the date or dates on which the sale or purchase must be made, if any; (vi) whether the share purchase contracts will be issued in fully registered or global form; (vii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (viii) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario) and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of Securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering; and

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire.

Each right would entitle the holder of the rights to purchase for cash the principal amount of Securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF UNITS

DGXX may issue units, which may consist of one or more of subordinate voting shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

●	the designation and aggregate number of units being offered;

●	the price at which the units will be offered;

●	the designation, number and terms of the securities comprising the units and any agreement governing the units;

●	the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

●	whether the Company will apply to list the units or any of the individual securities comprising the units on any exchange;

●	material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

●	any other material terms or conditions of the units.

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DIVIDEND POLICY

We do not expect to declare any dividends for the foreseeable future. We have no restrictions on paying dividends, but, if we generate earnings in the foreseeable future, we expect to retain those earnings to finance growth. Our Board of Directors will determine if and when dividends should be declared and paid in the future based upon our financial position at the relevant time. Holders of subordinate voting shares and proportionate voting shares (on an as-converted basis) are entitled to share equally in any dividends declared and paid on the subordinate voting shares and proportionate voting shares (on an as-converted basis).

CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax considerations to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. You are urged to consult your own tax advisors prior to any acquisition of our securities.

PLAN OF DISTRIBUTION

We may sell the securities pursuant to this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or through underwriters or dealers, through agents and/or directly to one or more purchasers, or a combination of these methods. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement, to the extent appropriate.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

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If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement, to the extent appropriate. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any subordinate voting shares will be listed on Nasdaq and Cboe Canada, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third party may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The material terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia, Canada. We have appointed Cogency Global Inc. to serve as our agent for service of process with respect to any action brought against the Company under the laws of the United States arising out of this offering or any purchase or sale of securities in connection with this offering, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon anyone affiliated with the Company who does not reside in the United States. It may also be difficult for shareholders who reside in the United States to enforce in the United States judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us as well as anyone affiliated with us who resides in a country outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

LEGAL MATTERS

Certain legal matters related to the Company’s securities offered by this prospectus will be passed upon on the Company’s behalf by MLT Aikins LLP, with respect to matters of Canadian law. Certain legal matters relating to United States law related to the Company’s securities offered by this prospectus will be passed upon on behalf of the Company by Katten Muchin Rosenman LLP. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents, by counsel to be designated at the time of the offering by such underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and December 31, 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein have been so incorporated in reliance on the report of Davidson & Company LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 9, 2026

PROSPECTUS SUPPLEMENT

(To prospectus dated        , 2026)

DIGI POWER X INC.

Up to $75,000,000 of Subordinate Voting Shares

We have entered into an amended and restated sales agreement dated April 9, 2026 (the “sales agreement”) with A.G.P./Alliance Global Partners (“A.G.P.” or the “agent”) relating to our subordinate voting shares, no par value, offered by this prospectus supplement and the accompanying prospectus from time to time, having aggregate gross proceeds of up to $75,000,000 (this “offering”) through or to the agent, acting as sales agent or principal.

Sales of our subordinate voting shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The agent will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices, on terms mutually agreed upon between the agent and us.

The compensation of the agent for sales of our subordinate voting shares pursuant to the sales agreement will be in an amount of up to 3.0% of the gross sales price for all subordinate voting shares sold thereunder. In connection with the sale of the subordinate voting shares on our behalf in this offering, the agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the agent with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

We are a “smaller reporting company” and an “emerging growth company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Accordingly, the information in this prospectus supplement and the accompanying prospectus may not be comparable to information provided by companies that are not smaller reporting companies or emerging growth companies.

Our subordinate voting shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DGXX” and on Cboe Canada (“Cboe”) under the symbol “DGX.” On April 8, 2026, the last reported sale price of our subordinate voting shares on Nasdaq and Cboe was $2.40 and C$3.33, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

Sole Sales Agent

A.G.P.

This prospectus supplement is dated          , 2026.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which provides you with a general description of the securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus, and, when we refer to the accompanying prospectus, we are referring to the base prospectus. To the extent there is an inconsistency or a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for purposes of this offering. Upon termination of the sales agreement with the agent, any portion of the $75,000,000 included in this prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the prospectus and a corresponding prospectus supplement.

Owning securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax advisor with respect to your own particular circumstances.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

We have not, and the agent has not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the agent take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the subordinate voting shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of its time of delivery or any sale of subordinate voting shares. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read both this prospectus supplement and the accompanying prospectus (and any applicable free writing prospectuses that we may authorize for use in connection with this offering), together with any documents incorporated by reference herein and therein and the additional information described below under the heading “Where You Can Find More Information” in its entirety, before making an investment decision.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, our subordinate voting shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the subordinate voting shares in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement and the accompanying prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our subordinate voting shares and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain “forward-looking information” and “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and within the meaning of Canadian securities laws (collectively, “forward-looking statements”), which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus are forward-looking statements, including any statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives and expected market growth. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to:

●	the Company’s diversification into operating data centers may not prove to be successful;

●	the Company’s plan to develop a Tier III data center and other infrastructure projects involves significant risks, many of which are beyond the Company’s control;

●	the Company depends on significant customers for its data centers;

●	the bitcoin block reward halves approximately every four years, which reduces the number of bitcoin the Company would receive from solving blocks;

●	if the award of coins for solving blocks and transaction fees are not sufficiently high, miners (other than of the Company) may not have an adequate incentive to continue mining and may cease their mining operations, which could adversely impact the Company’s mining operations;

●	the Company relies on a third-party mining pool operator;

●	insolvency, bankruptcy or cessation of operations of a mining pool operator can have a material adverse effect on the Company;

●	the Company may be unable to obtain additional financing on acceptable terms or at all;

●	the Company may be required to sell its cryptocurrency portfolio to pay for expenses;

●	the Company’s cryptocurrency inventory may be exposed to cybersecurity threats and hacks;

●	the Company may face delays in remediating the material weaknesses identified in its internal control over financial reporting;

●	regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s operations;

●	recent changes in U.S. political leadership and economic policies, as well as any future policy changes, may create uncertainty that materially affects the Company’s business and financial performance;

●	the value of cryptocurrencies may be subject to momentum pricing risk;

●	cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure;

●	banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment;

●	the impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain;

●	the further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate;

●	acceptance and/or widespread use of cryptocurrency is uncertain;

●	the Company is subject to risks associated with the Company’s need for significant electrical power;

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●	the Company’s data center and mining operations require electrical power to be available at commercially feasible rates;

●	government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations;

●	the Company is exposed to hashrate and network difficulty, which could reduce the ability of the Company to remain competitive with its peers;

●	the Company’s operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies;

●	the Company’s coins may be subject to loss, theft or restriction on access;

●	incorrect or fraudulent coin transactions may be irreversible;

●	the price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets;

●	technological obsolescence and difficulty obtaining hardware may adversely impact the Company’s operating results and financial condition;

●	exposure to environmental liabilities and hazards may result in the imposition of fines, penalties and restrictions;

●	the Company’s success is largely dependent on the performance of the Company’s management and executive officers;

●	the Company may be unable to attract, develop and retain its key personal and establish adequate succession planning;

●	the Company faces competition from other data center and cryptocurrency companies;

●	uninsured or uninsurable risks could result in significant financial liabilities;

●	the Company does not currently pay cash dividends, and, therefore, the Company’s shareholders will not be able to receive a return on their subordinate voting shares unless they sell them;

●	the subordinate voting shares are subject to volatility risk and there is no guarantee that an active or liquid market will be sustained for the subordinate voting shares;

●	there are significant legal, accounting, and financial costs of being a publicly traded company which may reduce the resources available for the Company to deploy on its cryptocurrency mining operations;

●	certain directors and officers may have a conflict of interest between their duties owed to the Company and their interest in other personal or business ventures;

●	the Company may be subject to litigation;

●	the Company could lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company;

●	the Company has a limited history of operations and is in the early stage of development;

●	ineffective management of growth could result in a failure to sustain the Company’s progress;

●	the Company may be subject to tax consequences which could reduce the Company’s profitability;

●	the Company may be exposed to risks from exchanging currencies, including currency exchange fees; and

●	the other risks described under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained in more detail elsewhere in this prospectus supplement, the accompanying prospectus and in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our subordinate voting shares. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and our consolidated financial statements and the accompanying notes thereto incorporated herein by reference.

Our Business

The Company is an innovative energy infrastructure company that develops cutting-edge data centers to drive the expansion of sustainable energy assets. With multiple sites, including our state-of-the-art combined cycle and high-capacity substations, we tap into and enhance the energy grid, supporting both industrial clients and broader energy markets. Our mission is to create efficient, reliable and cost-effective energy solutions by maximizing the potential of our power facilities and building advanced infrastructure to meet the demands of high-performance computing, bitcoin mining and other energy-intensive industries. Digi Power X is focused on developing, owning and operating data center facilities and delivering enterprise colocation and AI/GPU infrastructure services. The Company also owns a 60 MW gas fired power plant in North Tonawanda that currently operates as a peaker plant, providing the grid with electrical power in times of peak demand.

The Company receives digital currencies from “mining”. “Mining” is a process whereby “miners”, which are specialized computers with high amounts of computational processing power, compete to solve “blocks”, which are digital files where digital currency transactions are recorded on the blockchain. A miner that verifies and solves a new block is awarded newly-generated quantity of coins, an amount which is usually proportional to the miner’s contributed hashrate or work (plus a small transaction fee), as an incentive to invest their computer power, as mining is critical to the continuing functioning and security of the networks on which digital currencies operate.

A “Mining Pool” is a service operated by a mining pool operator that pools the resources of individual miners to share their processing power over a network. The Company participates in a Mining Pool that pays Bitcoin rewards utilizing a “Full-Pay-Per-Share” payout of Bitcoin based on a contractual formula, which calculates payout primarily based on the hashrate provided by the Company to the Mining Pool as a percentage of total network hashrate of the Mining Pool, along with other inputs. The Company is entitled to consideration even if a block is not successfully placed by the Mining Pool operator. The Company transitioned its mining operations completely to Mining Pool participation in 2022, which it utilized for the years ended December 31, 2024 and 2025 and continues to use for its Bitcoin mining operations.

The Company has three facilities located in Buffalo, New York, North Tonawanda, New York and Columbiana, Alabama. The Company’s site in North Tonawanda is a 60 MW combined cycle plant with 1.2 EH of current operating hashrate. The Company’s site in Buffalo is an 18.7 MW utility powered site with an operating hashrate of 500 PH. The Company’s site in Alabama is a 22 MW utility powered site. The Company is developing its facility in Columbiana, Alabama into a 55-MW Tier 3 data center, which will be designed to support next generation AI and HPC workloads upon its completion. The Company’s facilities are strategically located in diverse geographic locations to minimize risk.

The Company was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”) on February 18, 2017, under the name “Chortle Capital Corp.” The Company changed its name on September 18, 2017, to “HashChain Technology Inc.” Following the reverse take-over with Digihost International Inc., which closed on February 14, 2020, the Company changed its name to Digihost Technology Inc. The Company changed its name on March 6, 2025, to “Digi Power X Inc.”

Our subordinate voting shares are listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.” Our principal executive offices are located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127, and our registered office is located at 595 Howe Street - 10th Floor, Vancouver, BC V6C 2T5. Our telephone number is (818) 280-9758.

Corporate Information

Digi Power X Inc. (formerly known as Digihost Technology Inc.) is a company incorporated under the Business Corporations Act (British Columbia). The Company was originally incorporated in Canada under the Business Corporations Act (British Columbia), or the BCBCA, on February 18, 2017, under the name Chortle Capital Corp. and later changed its name to HashChain Technology Inc. (“HashChain”) on September 18, 2017. HashChain was subject to a reverse take-over (“RTO”) by Digihost International, Inc. (“Digi International”), which closed on February 14, 2020. Prior to the closing date of the RTO, the Company passed a special resolution authorizing an unlimited number of proportionate voting shares and an unlimited number of subordinate voting shares without par value. Upon closing of the RTO, HashChain filed articles of amendment to rename itself to Digihost Technology Inc. In connection with the RTO, all the issued and outstanding 6,530,560 HashChain common shares were exchanged for 6,530,560 subordinate voting shares, and all of Digi International’s common shares were exchanged for 33,412,490 subordinate voting shares and 10,000 proportionate voting shares of the Company.

In connection with and immediately prior to the closing of the RTO, Digi International entered into an agreement with Bit.Management, LLC, NYAM, LLC and BIT Mining International, LLC for the sale, transfer and assignment of 100% right, title and interest in the leasehold improvements and equipment, the transfer of the lease of property at 1001 East Delavan Ave., Buffalo, New York (the “Buffalo Mining Facility”), and transfer of a power contract for the supply of electricity at the facility. As consideration and immediately prior to the closing of the RTO, Digi International issued 104,000 Digi International common shares for an aggregate value of C$2,704,000. Digi International also entered into an agreement with BIT Mining International, LLC for the sale, transfer and assignment of 100% right, title and interest in the leasehold improvements and equipment located at the Buffalo Mining Facility. As consideration and immediately prior to the closing of the RTO, Digi International issued 60,000 Digi International common shares for an aggregate value of C$1,560,000.

The Company filed articles of amendment on March 4, 2025, changing its name from Digihost Technology Inc. to Digi Power X Inc.

Our principal place of business is located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127, and our registered office is located at 595 Howe Street – 10th Floor, Vancouver, British Columbia V6C 2T5. Our phone number is (917) 242-6549. The Company serves as its agent for service of process in Canada at its registered office located at 595 Howe Street – 10th Floor, Vancouver, British Columbia V6C 2T5. Our website address is www.digipowerx.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies are required to adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We are eligible to, and intend to, take advantage of certain of the scaled disclosures available to smaller reporting companies.

THE OFFERING

Issuer	Digi Power X Inc.

Subordinate voting shares issued and outstanding as of April 8, 2026	69,807,449

Subordinate voting shares that may be offered by us	Subordinate voting shares having an aggregate offering price of up to $75,000,000

Subordinate voting shares to be issued and outstanding after this offering	Up to 101,057,449 subordinate voting shares, based on 69,807,449 subordinate voting shares outstanding as of April 8, 2026 and assuming sales of 31,250,000 of our subordinate voting shares in this offering at an offering price of $2.40 per share, which was the last reported sale price of our subordinate voting shares on Nasdaq on April 8, 2026. The actual number of subordinate voting shares issued will vary depending on the sale price of subordinate voting shares, if any, sold in this offering.

Manner of offering	An “at the market offering” within the meaning of Rule 415(a)(4) under the Securities Act that may be made from time to time for our subordinate voting shares in the United States through or to A.G.P., as sales agent or principal. See the section of this prospectus supplement entitled “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including funding ongoing operations and/or working capital requirements, completing construction on the Company’s Tier III data center facilities, repaying indebtedness outstanding from time to time, and completing potential acquisitions to expand power infrastructure capacity and build out its planned AI and HPC network. See the section of this prospectus supplement titled “Use of Proceeds.”

Market for our subordinate voting shares	Our subordinate voting shares are listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.”

Risk factors	Investing in our subordinate voting shares involves a high degree of risk. See the section titled “Risk Factors” and the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our subordinate voting shares.

Unless otherwise stated, all information in this prospectus is based on 69,807,499 subordinate voting shares outstanding as of April 8, 2026 and does not include the following as of that date:

●	2,850,130 subordinate voting shares issuable upon outstanding options, with a weighted average exercise price of $3.59;

●	1,744,374 subordinate voting shares issuable upon exercise of outstanding warrants issued in previous offerings (other than the Warrants), with a weighted average exercise price of $3.03; and

●	2,954,279 subordinate voting shares reserved for issuance upon the vesting of restricted share units of the Company.

See “Description of Share Capital” for additional information.

RISK FACTORS

Investing in our subordinate voting shares involves a high degree of risk. Before you make an investment decision with respect to our subordinate voting shares, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K, which is incorporated by reference in this prospectus supplement, and other information included in any document that we file from time to time with the SEC after the date of this prospectus supplement that is incorporated by reference herein, as well as other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If any of the following events or any of the events described in any such other document actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business and operations.

Our management will have broad discretion over the use of proceeds we receive from this offering and may use them in ways with which you do not agree and in ways that may not enhance our operating results or the market price of our subordinate voting shares.

Our management will have broad discretion over the use of the net proceeds that we receive this offering. We may spend or invest those net proceeds in ways with which our shareholders disagree or that do not yield a favorable return. We intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our use of any such proceeds may differ substantially from our current plans. Failure by our management to apply these funds effectively could harm our business, results of operations, cash flows, financial condition and/or prospects. Pending use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

There is no certainty regarding the net proceeds to the Company from this offering.

There is no certainty that any subordinate voting shares will be sold in this offering or that gross proceeds of $75,000,000 will be raised in this offering. The agent has agreed to use its commercially reasonable efforts to sell, on the Company’s behalf, subordinate voting shares having an aggregate value of up to $75,000,000 as designated by the Company, but the Company is not required to request the sale of the maximum amount offered or any amount. If the Company requests a sale, the agent is not obligated to purchase any unsold subordinate voting shares as principal. As a result of this offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by the Company, the Company may raise substantially less than the maximum total offering amount or nothing at all.

The actual number of subordinate voting shares we may issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the agent at any time throughout the term of the sales agreement. The number of shares that are sold by the agent after delivering a placement notice will fluctuate based on the market price of our subordinate voting shares during the sales period and limits we set with the agent. Because the price per subordinate voting share of each share sold will fluctuate based on the market price of our subordinate voting shares during the sales period, it is not possible at this stage to predict the number of subordinate voting shares that will ultimately be issued.

Investors are likely to pay different prices for subordinate voting shares sold, if any, in this offering.

Investors who purchase subordinate voting shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. The Company will have discretion, subject to market demand, to vary the timing, prices and numbers of subordinate voting shares sold in this offering, and there is no minimum or maximum sales price for such shares. Investors may experience a decline in the value of their subordinate voting shares as a result of subsequent sales that are made at prices lower than the prices they paid or for other reasons. Moreover, if the prevailing market price for the subordinate voting shares declines, then the Company will be able to issue more subordinate voting shares in this offering, and investors may suffer greater dilution.

Existing and future investors in our subordinate voting shares may experience significant dilution.

The number of subordinate voting shares that the Company is authorized to issue under its articles of association is unlimited. The Company may, in its sole discretion, as part of future offerings, issue additional subordinate voting shares and/or securities convertible into or exercisable for subordinate voting shares from time to time, subject to the rules of any applicable stock exchange on which the subordinate voting shares are then listed and applicable securities law. The issuance of any additional subordinate voting shares and/or securities convertible into or exercisable for subordinate voting shares may have a dilutive effect on the interests of holders of the Company’s subordinate voting shares. Further, if proceeds of this offering are used to pay down any then-existing indebtedness, this offering may result in substantial dilution on a per subordinate voting share basis to the Company’s net income and certain other financial measures used by the Company, which may result in the reduction of value and proportional voting power of each subordinate voting share.

Return on investors’ investment in the subordinate voting shares is not guaranteed.

There can be no assurance regarding the amount of income to be generated by the Company. The subordinate voting shares are equity securities of the Company and are not fixed income securities. Unlike fixed income securities, there is no obligation of the Company to distribute to shareholders a fixed amount or any amount at all, or to return the initial purchase price of the subordinate voting shares on any date in the future, and the Company has never declared, and does not have any current expectation that it will declare, a dividend payable to holders of its subordinate voting shares. The market value of the subordinate voting shares may decline if the Company is unable to generate sufficient positive returns, and any such decline may be significant, which could result in the loss of some or all of a purchaser’s investment in the subordinate voting shares. Consequently, purchasers must rely on sales of their subordinate voting shares after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that our subordinate voting shares will appreciate in value or even maintain the price at which they were purchased.

We will require additional capital funding, the receipt of which may impair the value of our subordinate voting shares.

Our future capital requirements depend on many factors. We currently expect that we will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue our operations. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution, and any newly-issued equity securities may have greater rights, preferences or privileges than our existing subordinate voting shares.

The trading price and trading volume of our subordinate voting shares is volatile.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the securities of many companies have experienced wide fluctuations in market price that have not necessarily been related to the operating performance, underlying asset values or prospects for such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of our subordinate voting shares may be subject to large fluctuations and may decline below the price at which an investor acquired its subordinate voting shares. The trading price of our subordinate voting shares may increase or decrease in response to a number of events and factors, many of which may not be within the Company’s control and which may not be a reflection of the Company’s actual operating performance, underlying asset values or prospects. If a shareholder sells its subordinate voting shares, the price received may be more or less than the original investment. The subordinate voting shares may trade at a discount from their book value.

If a United States shareholder is treated as owning at least 10% of the subordinate voting shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our subordinate voting shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “net CFC tested income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. We are not currently a controlled foreign corporation but cannot provide assurance that we will not become a controlled foreign corporation as a result of future changes in the composition of our shareholders. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our subordinate voting shares.

If the Company is characterized as a passive foreign investment company, U.S. shareholders may suffer adverse consequences.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Once treated as a PFIC for any taxable year, we would generally continue to be treated as a PFIC for all subsequent taxable years for any U.S. shareholder who owned subordinate voting shares when we were treated as a PFIC. If we were to be a PFIC, and a U.S. shareholder does not make a “mark-to-market” election, “excess distributions” to such U.S. shareholder, and any gain recognized by such U.S. shareholder on a disposition of our subordinate voting shares, would be taxed in an unfavorable way. Among other consequences, our dividends, to the extent that they constituted excess distributions, would be taxed at the regular rates applicable to ordinary income, rather than the 20% maximum rate applicable to certain dividends received by an individual from a qualified foreign corporation, and certain “interest” charges may apply. In addition, gains on the sale of our subordinate voting shares would be treated in the same way as excess distributions. If we were classified as a PFIC, a U.S. shareholder of our subordinate voting shares could suffer adverse U.S. federal income tax consequences, including the treatment of gain realized on the sale of such shares as ordinary income rather than as capital gain and the loss of the preferential income tax rate applicable to dividends (if any) received on the subordinate voting shares by a non-corporate U.S. shareholder. Additionally, a U.S. shareholder would (unless such shareholder made a timely “mark to market” or “qualified electing fund” election) be taxable on gain recognized on a disposition of the subordinate voting shares and upon receipt of certain “excess distributions” (generally, distributions that exceed 125% of the average amount of distributions in respect of the subordinate voting shares received during the preceding three taxable years or, if shorter, during the U.S. shareholder’s holding period prior to the distribution year) as if such income had been recognized ratably over the U.S. shareholder’s holding period. Tax would be computed on such income at the highest ordinary income tax rate in effect for each taxable year to which income is allocated, and an interest charge on the tax as so computed would also apply.

The tests for determining PFIC status are applied annually. We currently do not expect to be a PFIC for our current and future taxable years. However, because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time and can only be made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable years.

USE OF PROCEEDS

The Company may issue and sell subordinate voting shares having aggregate gross sales proceeds of up to $75,000,000 from time to time, before deducting sales agent commissions and expenses. The net proceeds from this offering, if any, are not determinable in light of the nature of the distribution. There can be no assurance that we will be able to sell any subordinate voting shares under, or fully utilize, the sales agreement with the agent. The net proceeds of any given distribution of subordinate voting shares through the agent in an “at-the-market distribution” or “at-the-market” offering will represent the gross proceeds after deducting the applicable compensation payable to the agent under the sales agreement and the expenses of the distribution. The proceeds actually received by the Company will depend on the number of subordinate voting shares actually sold and the offering price of such subordinate voting shares. See “Plan of Distribution.”

The net proceeds from this offering, to the extent raised, are expected to be used by the Company primarily for general corporate purposes, including funding ongoing operations and/or working capital requirements, completing construction on the Company’s Tier III data center facilities, repaying indebtedness outstanding from time to time, and completing potential acquisitions to expand power infrastructure capacity and build out its planned AI and HPC network.

Although the Company intends to apply the net proceeds from this offering as described above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary, and the ultimate use of proceeds from this offering may vary materially from that set forth above. For example, the operations of the Company may continue to be adversely impacted by international supply chain disruptions, which have already reduced the availability of and affected the timing of delivery of mining equipment. Further, when mining equipment does become available, the Company anticipates that it may be subject to increased equipment costs and increased shipping costs. Accordingly, those and other factors may result in management of the Company exercising discretion in applying the net proceeds from the sale of any subordinate voting shares pursuant to the sales agreement. See “Risk Factors.”

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association, and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA. A copy of our articles of association is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Capital

Our authorized share capital consists of:

●	unlimited subordinate voting shares, no par value; and

●	unlimited proportionate voting shares, no par value.

As of April 8, 2026, there were 69,807,449 subordinate voting shares and 3,333 proportionate voting shares issued and outstanding. Proportionate voting shares are not available for distribution to the public. Proportionate voting shares may be converted at the holder’s option into subordinate voting shares at a ratio of 200 subordinate voting shares for every 1 proportionate voting share.

In addition, as of the date of this prospectus, there were: (i) 2,850,130 subordinate voting shares issuable upon the exercise of outstanding options at a weighted average exercise price of $3.59; (ii) 1,744,374 subordinate voting shares reserved for issuance on exercise of 1,744,374 issued and outstanding warrants of the Company with a weighted average exercise price of $3.03; and (iii) 2,954,279 subordinate voting shares reserved for issuance upon the vesting of 2,954,279 restricted share units, for a total of 77,356,232 subordinate voting shares on a fully diluted basis (including 666,600 subordinate voting shares issuable upon conversion of the 3,333 issued and outstanding proportionate voting shares as of such date).

Subordinate Voting Shares

Each holder of subordinate voting shares is entitled to receive notice of and to attend all meetings of shareholders of the Company. Holders of subordinate voting shares are entitled to one vote per subordinate voting share on all matters subject to shareholder vote, voting together as a single class with holders of proportionate voting shares, except as otherwise prohibited by law.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of subordinate voting shares will be entitled to participate ratably along with all other holders of subordinate voting shares and proportionate voting shares (on an as-converted to subordinate voting share basis).

The holders of the subordinate voting shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu as to dividends and any declaration or payment of any dividend on the subordinate voting shares.

Except as otherwise provided in this prospectus, the subordinate voting shares and proportionate voting shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA. Our subordinate voting shares are not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.

Proportionate Voting Shares

Holders of proportionate voting shares are entitled to receive notice of and to attend all meetings of shareholders of the Company. Holders of proportionate voting shares are entitled to one vote in respect of each subordinate voting share into which such proportionate voting share could ultimately then be converted, which for greater certainty, shall be equal to 200 votes per proportionate voting share, on all matters subject to shareholder vote, voting together as a single class with holders of subordinate voting shares, except as otherwise prohibited by law.

Holders of proportionate voting shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as-converted basis, assuming conversion of all proportionate voting shares into subordinate voting shares at the conversion ratio of 200:1) as to dividends and any declaration or payment of any dividend on the subordinate voting shares. No dividend will be declared or paid on the proportionate voting shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted basis) on the subordinate voting shares.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of proportionate voting shares will be entitled to participate ratably along with all other holders of proportionate voting shares (on an as-converted to resulting issuer subordinate voting share basis) and subordinate voting shares.

Each proportionate voting share is convertible, at the option of the holder thereof at any time after the date of issuance of such share, into fully paid and non-assessable subordinate voting shares as is determined by multiplying the number of proportionate voting shares by the 200. Proportionate voting shares are not available for distribution to the public.

Except as otherwise described in this prospectus, the proportionate voting shares and subordinate voting shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our subordinate voting shares.

Listing

Our subordinate voting shares are currently listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our subordinate voting shares is Marrelli Trust Company Limited, 620 – 1111 Melville St., Vancouver, British Columbia, V6E 3V6.

DIVIDEND POLICY

We do not expect to declare any dividends for the foreseeable future. We have no restrictions on paying dividends, but, if we generate earnings in the foreseeable future, we expect to retain those earnings to finance growth. Our Board of Directors will determine if and when dividends should be declared and paid in the future based upon our financial position at the relevant time. Holders of subordinate voting shares and proportionate voting shares (on an as-converted basis) are entitled to share equally in any dividends declared and paid on the subordinate voting shares and proportionate voting shares (on an as-converted basis).

PLAN OF DISTRIBUTION

We have entered into the sales agreement with the agent pursuant to which we may offer and sell subordinate voting shares having an aggregate sales price of up to $75,000,000 from time to time through or to the agent acting as a sales agent or principal. The agent is not required to sell any specific number or dollar amount of subordinate voting shares but will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to sell the subordinate voting shares under the terms and conditions of the sales agreement.

Sales of subordinate voting shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed to be an “at-the-market distribution” or an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on Nasdaq or other existing trading markets for the subordinate voting shares in the United States. If the Company and the agent agree on any method of distribution other than sales of subordinate voting shares on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The sales, if any, of subordinate voting shares made under the sales agreement will be made by means of ordinary brokers’ transactions on Nasdaq or another existing trading market in the United States at market prices, or as otherwise agreed upon by us and the agent. No subordinate voting shares will be offered or sold in Canada, on Cboe or on any other trading market in Canada. Neither the Company nor the agent will undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of the subordinate voting shares in Canada, undertake an offer or sale of any of the subordinate voting shares to a person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on the behalf of persons in Canada or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver the subordinate voting shares in Canada on Cboe or on other trading markets in Canada or to any persons in Canada or acting on behalf of persons in Canada. In this offering, prices at which the subordinate voting shares are sold, if any, may vary as between purchasers during the period of distribution. The agent will not engage in any transactions that stabilize the price of the subordinate voting shares.

We will designate the maximum number or amount of subordinate voting shares to be sold through the agent on a daily basis or otherwise as we and the agent agree and the minimum price per subordinate voting share at which such subordinate voting shares may be sold. Subject to the terms and conditions of the sales agreement, the agent will use reasonable efforts to sell on our behalf the maximum number or amount of subordinate voting shares so designated. We may instruct the agent not to sell any subordinate voting shares if the sales cannot be effected at or above the minimum price designated by us in any such instruction. We or the agent, may suspend the offering of the subordinate voting shares at any time and from time to time by notifying the other parties.

We have the right to terminate the provisions of the sales agreement relating to solicitations of offers to purchase subordinate voting shares in our sole discretion by giving written notice to the agent as specified in the sales agreement, and the agent has the right to terminate the provisions of the sales agreement relating to solicitations of offers to purchase subordinate voting shares by giving written notice as specified in the sales agreement.

The agent has agreed in the sales agreement to provide to us with written confirmation following the close of trading on Nasdaq on each day in which subordinate voting shares are sold under the sales agreement. Each confirmation will include the number of subordinate voting shares sold on that day, the gross sales proceeds and the net proceeds to the Company. We will report at least quarterly the number of subordinate voting shares sold through the agent under the sales agreement, the net proceeds to us and the sales agent commissions payable to the agent in connection with the sales of the subordinate voting shares.

We will pay the agent a commission of up to 3.0% of the gross sales price per subordinate voting share sold through the agent as our agent under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, the commissions payable to the sales agent and the proceeds to us, if any, are not determinable at this time. We have agreed to reimburse the agent for certain of its reasonable and documented out-of-pocket costs and expenses (including but not limited to the reasonable fees and documented out-of-pocket costs and expenses of counsel to the agent) in an amount not to exceed $60,000. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse the agent up to an additional $2,500 per calendar quarter hereafter (and on an annual basis in an amount not to exceed $10,000) and up to an additional $10,000 for each additional program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the subordinate voting shares and/or an amendment of the sales agreement). All expenses relating to this offering and any compensation paid to the agent will be paid out of the proceeds from the sale of subordinate voting shares, unless otherwise stated in the sales agreement. We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $120,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such subordinate voting shares pursuant to this offering.

Settlement for sales of subordinate voting shares will occur, unless the parties agree otherwise, on the first trading day following the date on which any sales were made in return for payment of the net proceeds to the Company. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of subordinate voting shares will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the agent may agree upon.

The agent is not registered as a dealer in any Canadian jurisdiction and, accordingly, is not permitted to and will not, directly or indirectly, advertise or solicit offers to purchase any of the subordinate voting shares in Canada.

The offering of subordinate voting shares pursuant to the sales agreement will terminate upon the earliest of (i) the sale of all subordinate voting shares subject to the sales agreement and (ii) termination of the sales agreement as permitted therein.

In connection with the sale of the subordinate voting shares on our behalf, the agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the agent may be deemed to be underwriting commissions or discounts. The agent will not engage in any market making activities involving our subordinate voting shares while this offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act.

We have agreed to provide indemnification and contribution to the agent against certain liabilities, including liabilities under the Securities Act and Exchange Act, and to contribute to payments that the agent may be required to make in respect of such liabilities. The agent will not engage in any transactions to stabilize the price of the subordinate voting shares. No underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer has over-allotted, or will over-allot, subordinate voting shares in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the subordinate voting shares.

The agent and/or its affiliates have in the past engaged, and may in the future, engage in transactions with, and may perform, from time to time, investment banking and advisory services for the Company in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates.

The subordinate voting shares will be listed for trading on the Nasdaq under the trading symbol “DGXX” and on Cboe under the trading symbol “DGX.”

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the Company’s registration statement on Form S-3 of which this prospectus supplement forms a part and is incorporated by reference herein.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute this prospectus supplement and the accompanying prospectus supplement electronically.

Other Relationships

The sales agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In addition, in the ordinary course of its various business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions Outside of the United States

Other than in the United States, no action has been taken by the Company that would permit a public offering of the subordinate voting shares being offered hereby in any jurisdiction outside the United States where action for that purpose is required. The subordinate voting shares may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such subordinate voting shares be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any subordinate voting shares pursuant to the sales agreement in any jurisdiction in which such an offer or a solicitation is unlawful.

CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

The following discussion describes certain U.S. federal income tax considerations for U.S. Holders (as defined below) of an investment in the subordinate voting shares acquired pursuant to the offering. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income or the alternative minimum tax, are not discussed. This discussion applies only to investors who acquire and hold the subordinate voting shares as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), and who have the U.S. Dollar as their functional currency. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could adversely affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances or to holders subject to particular rules, including, without limitation:

o	U.S. expatriates and certain former citizens or long-term residents of the United States;

o	persons whose functional currency is not the U.S. Dollar;

o	persons holding the subordinate voting shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

o	banks, insurance companies and other financial institutions;

o	real estate investment trusts or regulated investment companies;

o	brokers, dealers or traders in securities, commodities or currencies;

o	S corporations or entities or arrangements treated as partnerships for U.S. federal income tax purposes;

o	tax-exempt organizations or governmental organizations;

o	individual retirement accounts or other tax deferred accounts;

o	persons who acquired the subordinate voting shares pursuant to the exercise of any employee share option or otherwise as compensation;

o	persons that own or are deemed to own 10% or more of the Company’s stock by vote or value directly, indirectly or constructively;

o	persons subject to special tax accounting rules as a result of any item of gross income with respect to the subordinate voting shares being taken into account in an applicable financial statement;

o	persons that hold subordinate voting shares through a permanent establishment or fixed base outside the United States; and

o	persons deemed to sell subordinate voting shares under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SUBORDINATE VOTING SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of subordinate voting shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

o	an individual who is a citizen or resident of the United States;

o	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

o	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

o	a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an investor is an entity taxable as a partnership for U.S. federal income tax purposes, such investor’s tax treatment generally will depend on the activities of the partnership. Partnerships holding subordinate voting shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Taxation of Dividends and Other Distributions on the Subordinate Voting Shares

The discussion in this section is subject to the discussion below regarding PFICs.

The gross amount of any distribution to a U.S. Holder with respect to the subordinate voting shares, including any non-U.S. taxes withheld from the amount paid, will be included in such U.S. Holder’s gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined applying U.S. federal income tax principles). To the extent the amount of the distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a return of a U.S. Holder’s tax basis in the subordinate voting shares, and to the extent the amount of the distribution exceeds the tax basis, as capital gain. The Company does not intend to calculate its earnings and profits applying U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as ordinary dividend income. Dividends paid by the Company will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

Subject to certain holding period and other limitations, dividends paid on the subordinate voting shares to certain non-corporate U.S. Holders may be “qualified dividend income” taxable for regular U.S. federal income tax purposes at preferential tax rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends.

Dividends will be includible in the income of a U.S. Holder in a U.S. Dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. Holder that receives a foreign currency distribution and converts the foreign currency into U.S. Dollars subsequent to receipt may have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. Dollar, which will generally be U.S.-source ordinary income or loss. A loss might not be deductible due to certain limitations.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the subordinate voting shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally will constitute “passive category income”. The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisor regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Disposition of the Subordinate Voting Shares

The discussion in this section is subject to the discussion below regarding PFICs.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of the subordinate voting shares equal to the difference between the amount realized (in U.S. Dollars) on the disposition and such holder’s tax basis (in U.S. Dollars) in the subordinate voting shares. Any such gain or loss will be capital gain or loss, and generally will be long-term capital gain or loss if such U.S. Holder has held the subordinate voting shares for more than one year at the time of the disposition. Otherwise, such gain or loss generally will be short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S.- source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Passive Foreign Investment Company

As a non-United States corporation, the Company will be a passive foreign investment company, or “PFIC”, for U.S. federal income tax purposes for any taxable year if, after applying certain look-through rules with respect to subsidiaries in which the Company owns at least 25% (by vote or value) of the stock, either:

o	at least 75% of its gross income for such taxable year is passive income, or

o	at least 50% of the total value of its assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income.

The Company believes it was not a PFIC for the year ended December 31, 2025. Based on the market price of the subordinate voting shares and the composition of the Company’s income and assets, including goodwill, the Company also does not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and is dependent on a number of factors, including the value of the Company’s passive assets, the amount and type of the Company’s gross income and the market price of the subordinate voting shares, which could fluctuate significantly. Therefore, there can be no assurance that the Company will not be a PFIC for the current or future taxable years.

If the Company is a PFIC for any taxable year during a U.S. Holder’s holding period for the subordinate voting shares, it generally will continue to be treated as a PFIC with respect to such holder’s investment in the subordinate voting shares for all succeeding years during which such holder holds the subordinate voting shares. In that event, a U.S. Holder would (unless it made one of the elections discussed below on a timely basis) be taxable on gain recognized on a disposition of the subordinate voting shares and upon receipt of certain “excess distributions” (generally, distributions that exceed 125% of the average amount of distributions in respect of the subordinate voting shares received during the preceding three taxable years or, if shorter, during the U.S. Holder’s holding period prior to the distribution year) as if such income had been recognized ratably over the U.S. Holder’s holding period. Tax would be computed on such income at the highest ordinary income tax rate in effect for each taxable year to which income is allocated, and an interest charge on the tax as so computed would also apply.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes a valid mark-to-market election for the subordinate voting shares, such holder will include in income for each year that the Company is treated as a PFIC, an amount equal to the excess, if any, of the fair market value of the subordinate voting shares as of the close of such holder’s taxable year over the holder’s adjusted basis in the subordinate voting shares. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the subordinate voting shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the subordinate voting shares, as well as to any loss realized on the actual sale or disposition of the subordinate voting shares, in each case to the extent the amount of such loss does not exceed the net mark-to-market gains for the subordinate voting shares previously included in income. A U.S. Holder’s basis in the subordinate voting shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations, other than in de minimis quantities, on at least 15 days during each calendar quarter. The subordinate voting shares are listed on Nasdaq, which is a qualified exchange. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs the Company owns, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. The Company currently does not have any non-U.S. subsidiaries.

U.S. Holders should consult their tax advisor as to the availability and desirability of a mark-to-market election.

As an alternative to the tax treatment described above, a U.S. Holder could elect to treat the Company as a “qualified electing fund” (a “QEF”), in which case the U.S. Holder would be taxed currently, for each taxable year that the Company is a PFIC, on its pro rata share of the Company’s ordinary earnings and net capital gain (subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge). Special rules apply if a U.S. Holder makes a QEF election after the first taxable year of its holding period in which the Company is a PFIC. In the event that the Company concludes that it will be classified as a PFIC, the Company will also determine at that time whether it will provide U.S. Holders with the information that is necessary to make a QEF election. Amounts includable in income as a result of a QEF election will be determined without regard to the Company’s prior year losses or the amount of cash distributions, if any, received from the Company. A U.S. Holder’s basis in its subordinate voting shares will increase by any amount included in income and decrease by any distributions of amounts previously taxed under the QEF rules.

If the Company is a PFIC for any taxable year during which a U.S. Holder owns subordinate voting shares, it generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years even if it ceases to meet the requirements for PFIC status. Notwithstanding any election made with respect to the subordinate voting shares, if the Company is a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the subordinate voting shares will not qualify as “qualified dividends” eligible for taxation at reduced federal income tax rates.

A U.S. Holder of a PFIC is required to file an IRS Form 8621. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to an investment in the subordinate voting shares.

Information Reporting and Backup Withholding

Dividend payments with respect to the subordinate voting shares and proceeds from the sale, exchange or other disposition of the subordinate voting shares may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

1.	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

2.	furnishes an incorrect taxpayer identification number;

3.	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

4.	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the subordinate voting shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for subordinate voting shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to comply with such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of subordinate voting shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SUBORDINATE VOTING SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Consequences

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”), generally applicable to a holder who acquires, as beneficial owner, subordinate voting shares pursuant to the offering, and who, for the purposes of the Tax Act and at all relevant times, holds subordinate voting shares as capital property and deals at arm’s length and is not affiliated with the Company, the agent and any subsequent purchaser of such securities. A holder who meets all of the foregoing requirements is referred to as a “Holder” herein, and this summary only addresses such Holders. Generally, subordinate voting shares will be considered to be capital property to a Holder, provided the Holder does not hold subordinate voting shares in the course of carrying on a business of trading or dealing in securities and has not acquired the subordinate voting shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a “financial institution”, as defined in the Tax Act for the purposes of the mark-to-market rules in the Tax Act, (ii) that is a “specified financial institution”, as defined in the Tax Act, (iii) of an interest which is a “tax shelter investment” as defined in the Tax Act, (iv) that has elected to determine its Canadian tax results in a “functional currency” other than the Canadian dollar, (v) that has entered into or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement” with respect to the subordinate voting shares, or (vi) that receives dividends on subordinate voting shares under or as part of a “dividend rental arrangement”, as defined in the Tax Act. Any such holder should consult its own tax advisor with respect to an investment in subordinate voting shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is (or does not deal at arm’s length with a corporation resident in Canada for purposes of the Tax Act that is), or becomes, controlled by a non-resident person or a group of non-resident persons (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring subordinate voting shares.

This summary is based upon the provisions of the Tax Act and the regulations thereunder in force as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies and assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors with respect to the tax consequences applicable to them, having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the subordinate voting shares must be converted into Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA. As a result, the amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian dollar/United States dollar exchange rate.

Taxation of Resident Holders

The following portion of this summary applies to Holders (as defined above) who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times (herein, “Resident Holders”) and this portion of the summary only addresses such Resident Holders. Certain Resident Holders who might not be considered to hold their subordinate voting shares as capital property may, in certain circumstances, be entitled to make the irrevocable election permitted by subsection 39(4) of the Tax Act to have them and any other “Canadian security” (as defined in the Tax Act) be treated as capital property for the taxation year of the election and in all subsequent taxation years. Resident Holders contemplating such election should consult their own tax advisors for advice as to whether it is available and, if available, whether it is advisable in their particular circumstances.

Taxation of Dividends

A Resident Holder will be required to include in computing income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on the subordinate voting shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit provisions where the Company designates the dividend as an “eligible dividend” in accordance with the provisions of the Tax Act. There may be restrictions on the ability of the Company to designate any particular dividend as an “eligible dividend”.

A dividend received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but will generally be deductible in computing the corporation’s taxable income for that taxation year, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A corporation that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the subordinate voting shares in a year to the extent such dividends are deductible in computing its taxable income for the year.

Disposition of Subordinate Voting Shares

A Resident Holder who disposes, or is deemed to dispose, of a subordinate voting share generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such subordinate voting shares, as the case may be, immediately before the disposition or deemed disposition. The adjusted cost base to a Resident Holder of a subordinate voting share will be determined by averaging the cost of that subordinate voting share with the adjusted cost base (determined immediately before the acquisition of the subordinate voting share) of all other subordinate voting shares held as capital property at that time by the Resident Holder. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a subordinate voting share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns subordinate voting shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including amounts in respect of net taxable capital gains and dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and at all relevant times: (i) are neither resident nor deemed to be resident in Canada, and (ii) do not use or hold subordinate voting shares in the course of business carried on or deemed to be carried on in Canada. Holders who meet all of the foregoing requirements are referred to herein as “Non-Resident Holders”, and this portion of the summary only addresses such Non-Resident Holders. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Receipt of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and entitled to full benefits under the Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Subordinate Voting Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a subordinate voting share unless such subordinate voting share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

Provided the subordinate voting shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes Cboe and Nasdaq) at the time of disposition, the subordinate voting shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the subordinate voting shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the subordinate voting shares may be deemed to be taxable Canadian property. Non-Resident Holders should consult their own tax advisors as to whether their subordinate voting shares Constitute the taxable Canadian property in their particular circumstances.

Even if the subordinate voting shares are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such subordinate voting shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of a subordinate voting share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading “Certain Canadian Federal Income Tax Considerations – Taxation of Resident Holders – Capital Gains and Capital Losses” will generally be applicable to such disposition. Non-Resident Holders who may hold subordinate voting shares as taxable Canadian property should consult their own tax advisors.

DILUTION

If you invest in our subordinate voting shares, you will experience dilution to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.

Our historical net tangible book value on December 31, 2025 was $1.76 per subordinate voting share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of subordinate voting shares outstanding.

After giving effect to the sale by us of $75,000,000 of subordinate voting shares in this offering at an assumed public offering price of $2.40 per subordinate voting share (the last reported sale price of our subordinate voting shares on Nasdaq on April 8, 2026), and before deducting any fees, commissions and offering expenses payable by us, our net tangible book value as of December 31 2025, as adjusted, would have been $4.35 per subordinate voting share. This represents an immediate increase in the pro forma as adjusted net tangible book value of $2.59 per share to our existing shareholders and immediate dilution in net tangible book value of $0.83 per share to the investors in this offering. The following table illustrates this calculation on a per share basis in U.S. dollars.

Assumed public offering price per share	$2.40
Net tangible book value per share as of December 31, 2025	$1.76
Increase in net tangible book value per share attributable to new investors	$4.35
As adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering	$2.59
Dilution per share to new investors	$0.83

The above discussion and table are based on 69,807,449 subordinate voting shares (101,057,449 subordinate voting shares on a pro forma basis) outstanding as of December 31, 2025, and does not include the following as of that date:

●	2,850,130 subordinate voting shares issuable upon outstanding options, with a weighted average exercise price of $3.59;

●	1,744,374 subordinate voting shares issuable upon exercise of outstanding warrants issued in previous offerings (other than the Warrants), with a weighted average exercise price of $3.03; and

●	2,954,279 subordinate voting shares reserved for issuance upon the vesting of restricted share units of the Company.

The above illustration of dilution per subordinate voting share to investors participating in this offering assumes no further exercise of outstanding options or warrants to purchase our subordinate voting shares. To the extent that any of our outstanding options or warrants are exercised, or we issue additional subordinate voting shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the sales agent’s commissions, will be as follows:

SEC registration fee	$10,375.50	(1)
Legal fees and expenses	125,000
Accounting fees and expenses	35,000
Miscellaneous	10,000
Total	$180,375.50

(1)	Previously paid (including by appropriate fee registration offsets) with the filing of our registration statement on Form S-3 of which this prospectus supplement forms a part.

All of the amounts shown are estimates, except the SEC registration fee. We will pay fees and expenses incurred by us incident to the registration of the securities. If any shares are sold, the selling securityholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

LEGAL MATTERS

Katten Muchin Rosenman LLP is acting as U.S. counsel for the Company in connection with this offering. The validity of the subordinate voting shares offered hereby will be passed upon by MLT Aikins LLP, as Canadian counsel to the Company. The agent is being represented in connection with this offering by Sullivan & Worcester LLP with respect to U.S. legal matters.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and December 31, 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein have been so incorporated in reliance on the report of Davidson & Company LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our public filings are available to the public on the SEC’s web site at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless otherwise indicated therein):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026; and

●	the description of our securities registered pursuant to Section 12 of the Exchange Act contained in Exhibit 4.18 to our Annual Report Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on July 14, 2023, as updated by any amendment or report filed for the purpose of updating such description, including the section of this prospectus titled “Description of Share Capital.”

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Digi Power X Inc.

110 Yonge Street, Suite 1601

Toronto, Ontario, M5C 1T4

(818) 280-9758

A statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference is accurate as of any date other than the date of those respective documents.

Up to $75,000,000

Subordinate Voting Shares

Digi Power X Inc.

Prospectus Supplement

Sole Sales Agent

A.G.P.

              , 2026

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 9, 2026

PROSPECTUS

DIGI POWER X INC.

1,293,746 Subordinate Voting Shares

This prospectus relates to the resale by the selling securityholders named herein (the “Selling Securityholders”) of up to 1,293,746 subordinate voting shares (the “Resale Shares”) of our subordinate voting shares, no par value, consisting of (1) 501,788 previously issued subordinate voting shares in a private placement transaction with the Company in August 2024 (the “August 2024 private placement”), in each case, held by certain of the Selling Securityholders, (2) 522,727 subordinate voting shares issuable upon the exercise of common share purchase warrants issued in the August 2024 private placement, in each case, held by certain of the Selling Securityholders, and (3) up to 269,231 subordinate voting shares issuable upon the exercise of a subordinate voting share purchase warrant issued to H.C. Wainwright & Co., LLC, a Delaware limited liability company (“Wainwright”), pursuant to that certain Settlement and Release Agreement (the “settlement agreement”) dated as of December 19, 2025, by and between the Company and Wainwright.

The Selling Securityholders may sell all or a portion of the Resale Shares from time to time in market transactions through any market on which our subordinate voting shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then-prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal, or by a combination of such methods of sale. For additional information, see “Plan of Distribution” beginning on page 12 of this prospectus. The Selling Securityholders may sell some, all or none of the shares being offered for resale in this offering.

We are not selling any subordinate voting shares under this prospectus and will not receive any of the proceeds from the sale, if any, of the Resale Shares by the Selling Securityholders. For additional information, see “Use of Proceeds” beginning on page 5 of this prospectus and “Selling Securityholders” beginning on page 6 of this prospectus.

We will bear all costs, expenses and fees in connection with the registration of the Resale Shares. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of the Resale Shares.

We are a “smaller reporting company” and an “emerging growth company” for purposes of federal securities laws and are subject to reduced public company reporting requirements. Accordingly, the information in this prospectus may not be comparable to information provided by companies that are not smaller reporting companies or emerging growth companies.

Our subordinate voting shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DGXX” and on Cboe Canada (“Cboe”) under the symbol “DGX.” On April 8, 2026, the last reported sale price of our subordinate voting shares on Nasdaq and Cboe was $2.40 and C$3.33, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you.

We have not, and the Selling Securityholders have not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the subordinate voting shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus or in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the respective dates thereof, regardless of its time of delivery or any sale of subordinate voting shares. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and any applicable free writing prospectuses that we may authorize for use in connection with this offering, together with any documents incorporated by reference herein and therein and the additional information described below under the heading “Where You Can Find More Information” in its entirety, before making an investment decision.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are offering to sell, and seeking offers to buy, our subordinate voting shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the subordinate voting shares in certain jurisdictions may be restricted by law. No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our subordinate voting shares and the distribution of this prospectus applicable to that jurisdiction.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking information” and “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and within the meaning of Canadian securities laws (collectively, “forward-looking statements”), which reflect our current views with respect to, among other things, our operations and financial performance. All statements other than statements of historical facts contained in this prospectus are forward-looking statements, including any statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives and expected market growth. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to:

●	the Company’s diversification into operating data centers may not prove to be successful;

●	the Company’s plan to develop a Tier III data center and other infrastructure projects involves significant risks, many of which are beyond the Company’s control;

●	the Company depends on significant customers for its data centers;

●	the bitcoin block reward halves approximately every four years, which reduces the number of bitcoin the Company would receive from solving blocks;

●	if the award of coins for solving blocks and transaction fees are not sufficiently high, miners (other than of the Company) may not have an adequate incentive to continue mining and may cease their mining operations, which could adversely impact the Company’s mining operations;

●	the Company relies on a third-party mining pool operator;

●	insolvency, bankruptcy or cessation of operations of a mining pool operator can have a material adverse effect on the Company;

●	the Company may be unable to obtain additional financing on acceptable terms or at all;

●	the Company may be required to sell its cryptocurrency portfolio to pay for expenses;

●	the Company’s cryptocurrency inventory may be exposed to cybersecurity threats and hacks;

●	the Company may face delays in remediating the material weaknesses identified in its internal control over financial reporting;

●	regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company’s operations;

●	recent changes in U.S. political leadership and economic policies, as well as any future policy changes, may create uncertainty that materially affects the Company’s business and financial performance;

●	the value of cryptocurrencies may be subject to momentum pricing risk;

●	cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure;

●	banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment;

●	the impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain;

●	the further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate;

●	acceptance and/or widespread use of cryptocurrency is uncertain;

●	the Company is subject to risks associated with the Company’s need for significant electrical power;

●	the Company’s data center and mining operations require electrical power to be available at commercially feasible rates;

●	government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations;

●	the Company is exposed to hashrate and network difficulty, which could reduce the ability of the Company to remain competitive with its peers;

●	the Company’s operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies;

●	the Company’s coins may be subject to loss, theft or restriction on access;

●	incorrect or fraudulent coin transactions may be irreversible;

●	the price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets;

●	technological obsolescence and difficulty obtaining hardware may adversely impact the Company’s operating results and financial condition;

●	exposure to environmental liabilities and hazards may result in the imposition of fines, penalties and restrictions;

●	the Company’s success is largely dependent on the performance of the Company’s management and executive officers;

●	the Company may be unable to attract, develop and retain its key personal and establish adequate succession planning;

●	the Company faces competition from other data center and cryptocurrency companies;

●	uninsured or uninsurable risks could result in significant financial liabilities;

●	the Company does not currently pay cash dividends, and, therefore, the Company’s shareholders will not be able to receive a return on their subordinate voting shares unless they sell them;

●	the subordinate voting shares are subject to volatility risk and there is no guarantee that an active or liquid market will be sustained for the subordinate voting shares;

●	there are significant legal, accounting, and financial costs of being a publicly traded company which may reduce the resources available for the Company to deploy on its cryptocurrency mining operations;

●	certain directors and officers may have a conflict of interest between their duties owed to the Company and their interest in other personal or business ventures;

●	the Company may be subject to litigation;

●	the Company could lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company;

●	the Company has a limited history of operations and is in the early stage of development;

●	ineffective management of growth could result in a failure to sustain the Company’s progress;

●	the Company may be subject to tax consequences which could reduce the Company’s profitability;

●	the Company may be exposed to risks from exchanging currencies, including currency exchange fees; and

●	the other risks described under the heading “Risk Factors” contained in this prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus.

Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained in more detail elsewhere in this prospectus and in documents incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our subordinate voting shares. For a more complete understanding of the Company, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and our consolidated financial statements and the accompanying notes thereto incorporated herein by reference.

Our Business

The Company is an innovative energy infrastructure company that develops cutting-edge data centers to drive the expansion of sustainable energy assets. With multiple sites, including our state-of-the-art combined cycle and high-capacity substations, we tap into and enhance the energy grid, supporting both industrial clients and broader energy markets. Our mission is to create efficient, reliable and cost-effective energy solutions by maximizing the potential of our power facilities and building advanced infrastructure to meet the demands of high-performance computing, bitcoin mining and other energy-intensive industries. Digi Power X is focused on developing, owning and operating data center facilities and delivering enterprise colocation and AI/GPU infrastructure services. The Company also owns a 60 MW gas fired power plant in North Tonawanda that currently operates as a peaker plant, providing the grid with electrical power in times of peak demand.

The Company receives digital currencies from “mining”. “Mining” is a process whereby “miners”, which are specialized computers with high amounts of computational processing power, compete to solve “blocks”, which are digital files where digital currency transactions are recorded on the blockchain. A miner that verifies and solves a new block is awarded newly-generated quantity of coins, an amount which is usually proportional to the miner’s contributed hashrate or work (plus a small transaction fee), as an incentive to invest their computer power, as mining is critical to the continuing functioning and security of the networks on which digital currencies operate.

A “Mining Pool” is a service operated by a mining pool operator that pools the resources of individual miners to share their processing power over a network. The Company participates in a Mining Pool that pays Bitcoin rewards utilizing a “Full-Pay-Per-Share” payout of Bitcoin based on a contractual formula, which calculates payout primarily based on the hashrate provided by the Company to the Mining Pool as a percentage of total network hashrate of the Mining Pool, along with other inputs. The Company is entitled to consideration even if a block is not successfully placed by the Mining Pool operator. The Company transitioned its mining operations completely to Mining Pool participation in 2022, which it utilized for the years ended December 31, 2024 and 2025 and continues to use for its Bitcoin mining operations.

The Company has three facilities located in Buffalo, New York, North Tonawanda, New York and Columbiana, Alabama. The Company’s site in North Tonawanda is a 60 MW combined cycle plant with 1.2 EH of current operating hashrate. The Company’s site in Buffalo is an 18.7 MW utility powered site with an operating hashrate of 500 PH. The Company’s site in Alabama is a 22 MW utility powered site. The Company is developing its facility in Columbiana, Alabama into a 55-MW Tier 3 data center, which will be designed to support next generation AI and HPC workloads upon its completion. The Company’s facilities are strategically located in diverse geographic locations to minimize risk.

The Company was incorporated in the Province of British Columbia under the Business Corporations Act (British Columbia) (“BCBCA”) on February 18, 2017, under the name “Chortle Capital Corp.” The Company changed its name on September 18, 2017, to “HashChain Technology Inc.” Following the reverse take-over with Digihost International Inc., which closed on February 14, 2020, the Company changed its name to Digihost Technology Inc. The Company changed its name on March 6, 2025, to “Digi Power X Inc.”

Our subordinate voting shares are listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.” Our principal executive offices are located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127, and our registered office is located at 595 Howe Street - 10th Floor, Vancouver, BC V6C 2T5. Our telephone number is (818) 280-9758.

Corporate Information

Digi Power X Inc. (formerly known as Digihost Technology Inc.) is a company incorporated under the Business Corporations Act (British Columbia). The Company was originally incorporated in Canada under the Business Corporations Act (British Columbia), or the BCBCA, on February 18, 2017, under the name Chortle Capital Corp. and later changed its name to HashChain Technology Inc. (“HashChain”) on September 18, 2017. HashChain was subject to a reverse take-over (“RTO”) by Digihost International, Inc. (“Digi International”), which closed on February 14, 2020. Prior to the closing date of the RTO, the Company passed a special resolution authorizing an unlimited number of proportionate voting shares and an unlimited number of subordinate voting shares without par value. Upon closing of the RTO, HashChain filed articles of amendment to rename itself to Digihost Technology Inc. In connection with the RTO, all the issued and outstanding 6,530,560 HashChain common shares were exchanged for 6,530,560 subordinate voting shares, and all of Digi International’s common shares were exchanged for 33,412,490 subordinate voting shares and 10,000 proportionate voting shares of the Company.

In connection with and immediately prior to the closing of the RTO, Digi International entered into an agreement with Bit.Management, LLC, NYAM, LLC and BIT Mining International, LLC for the sale, transfer and assignment of 100% right, title and interest in the leasehold improvements and equipment, the transfer of the lease of property at 1001 East Delavan Ave., Buffalo, New York (the “Buffalo Mining Facility”), and transfer of a power contract for the supply of electricity at the facility. As consideration and immediately prior to the closing of the RTO, Digi International issued 104,000 Digi International common shares for an aggregate value of C$2,704,000. Digi International also entered into an agreement with BIT Mining International, LLC for the sale, transfer and assignment of 100% right, title and interest in the leasehold improvements and equipment located at the Buffalo Mining Facility. As consideration and immediately prior to the closing of the RTO, Digi International issued 60,000 Digi International common shares for an aggregate value of C$1,560,000.

The Company filed articles of amendment on March 4, 2025, changing its name from Digihost Technology Inc. to Digi Power X Inc.

Our principal place of business is located at 218 NW 24th Street, 2nd Floor, Miami, Florida 33127, and our registered office is located at 595 Howe Street – 10th Floor, Vancouver, British Columbia V6C 2T5. Our phone number is (917) 242-6549. The Company serves as its agent for service of process in Canada at its registered office located at 595 Howe Street – 10th Floor, Vancouver, British Columbia V6C 2T5. Our website address is www.digipowerx.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies are required to adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

Smaller Reporting Company

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We are eligible to, and intend to, take advantage of certain of the scaled disclosures available to smaller reporting companies.

August 2024 Private Placement

On August 5, 2024, we entered into securities purchase agreements (referred to herein as the “securities purchase agreements”) with certain accredited investors for gross proceeds of $4 million in a private placement of 3,636,363 units of the Company (each, a “unit”) at a purchase price of $1.10 per unit. Each unit is comprised of one subordinate voting share and one common share purchase warrant (each, a “Private Placement Warrant”), with each Private Placement Warrant entitling the holder to purchase one additional subordinate voting share. The Private Placement Warrants have a per subordinate voting share exercise price of $2.00 and became exercisable beginning on February 15, 2025 (the “initial exercise date”) and, if not previously exercised, are exercisable until February 15, 2028 (the third anniversary of the initial exercise date). As previously reported on a Form 6-K filed by the Company with the SEC on August 16, 2024, we closed the August 2024 private placement and issued the units on August 15, 2024. This prospectus registers the resale of (i) the subordinate voting shares that were issued pursuant to the securities purchase agreements and (ii) the subordinate voting shares issuable upon the exercise, if any, of the Private Placement Warrants issued pursuant to the terms of the securities purchase agreements.

Wainwright Settlement

On December 19, 2025, we entered into the settlement agreement with Wainwright, pursuant to which, among other things, we agreed to issue a warrant to Wainwright that is exercisable for up to 269,231 of our subordinate voting shares (the “Wainwright Warrant” and together with the Private Placement Warrants, the “Warrants”). The Wainwright Warrant has a per subordinate voting share exercise price of $2.85 and is exercisable for a term of five years from February 20, 2026. This prospectus registers the resale of the subordinate voting shares issuable upon the exercise, if any, of the Wainwright Warrant.

THE OFFERING

Issuer	Digi Power X Inc.

Subordinate voting shares issued and outstanding as of April 8, 2026	69,807,449

Subordinate voting shares that may be offered by the selling securityholders	Up to 1,293,746 subordinate voting shares (comprised of (1) 501,788 previously issued subordinate voting shares in the August 2024 private placement, (2) 522,727 subordinate voting shares issuable upon the exercise of the Private Placement Warrants and (3) 269,231 subordinate voting shares issuable upon the exercise of the Wainwright Warrant)

Subordinate voting shares to be issued and outstanding after this offering	71,101,245 subordinate voting shares (assuming the full exercise of the Warrants by the Selling Securityholders)

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares by the Selling Securityholders. All net proceeds from the sale of the subordinate voting shares covered by this prospectus will go to the Selling Securityholders. However, we may receive the proceeds from the exercise of any Warrants if the Selling Securityholders do not exercise the Warrants on a cashless basis, if and when exercised. See the sections of this prospectus titled “Use of Proceeds,” and “Plan of Distribution.”

Market for our subordinate voting shares	Our subordinate voting shares are listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.”

Risk factors	Investing in our subordinate voting shares involves a high degree of risk. See the section titled “Risk Factors” and the other information included in or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our subordinate voting shares.

Unless otherwise stated, all information in this prospectus is based on 69,807,499 subordinate voting shares outstanding as of April 8, 2026 and does not include the following as of that date:

●	2,850,130 subordinate voting shares issuable upon outstanding options, with a weighted average exercise price of $3.59;

●	1,744,374 subordinate voting shares issuable upon exercise of outstanding warrants issued in previous offerings (other than the Warrants), with a weighted average exercise price of $3.03; and

●	2,954,279 subordinate voting shares reserved for issuance upon the vesting of restricted share units of the Company.

See “Description of Share Capital” for additional information.

RISK FACTORS

Investing in our subordinate voting shares involves a high degree of risk. Before you make an investment decision with respect to our subordinate voting shares, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K, which is incorporated by reference in this prospectus, and other information included in any document that we file from time to time with the SEC after the date of this prospectus that is incorporated by reference herein, as well as other information contained or incorporated by reference in this prospectus. If any of the following events or any of the events described in any such other document actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business and operations.

A substantial number of subordinate voting shares may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for subordinate voting shares.

We are registering for resale an aggregate of 1,293,746 subordinate voting shares (which includes up to 791,958 subordinate voting shares issuable upon the exercise of the Warrants held by the Selling Securityholders). Assuming the Warrants are exercised in full and are not exercised on a cashless basis, the Selling Securityholders identified in this prospectus can sell up to 1,293,746 subordinate voting shares pursuant to this prospectus. Concurrent with the filing of this prospectus, we are also filing a prospectus supplement and accompanying prospectus in connection with the offering of up to $75,000,000 subordinate voting shares in an at-the-market offering program (the “ATM program”). Sales of substantial amounts of our subordinate voting shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our subordinate voting shares. We cannot predict if and when the Selling Securityholders will sell such shares in the public markets. Furthermore, since the August 2024 private placement, we have issued, and we may again in the future issue, additional subordinate voting shares or other equity or debt securities exercisable for or convertible into subordinate voting shares, including in the ATM program. Any such issuance(s) and resales of the subordinate voting shares could result in substantial dilution to our existing shareholders and could cause our share price to decline. See “Dilution” below.

Our management will have broad discretion over the use of proceeds we receive from any exercise of the Warrants (assuming that the Selling Securityholders do not exercise the Warrants on a cashless basis, if and when exercised), and may use them in ways with which you do not agree and in ways that may not enhance our operating results or the market price of our subordinate voting shares.

Our management will have broad discretion over the use of proceeds that we receive from any exercise of the Warrants (assuming that the Selling Securityholders do not exercise the Warrants on a cashless basis, if and when exercised) by the Selling Securityholders identified in this prospectus. We may spend or invest those proceeds in ways with which our shareholders disagree or that do not yield a favorable return, if at all. We intend to use the net proceeds from any exercise of the warrants for cash as described in “Use of Proceeds.” However, our use of any such proceeds may differ substantially from our current plans. Failure by our management to apply these funds effectively could harm our business, results of operations, cash flows, financial condition and/or prospects. Pending use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

An investment in our securities is speculative, and there can be no assurance of any return on any such investment.

An investment in our securities is highly speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in their investment, including the risk of losing their entire investment and the other risk factors discussed in this “Risk Factors” section and under the heading “Risk Factors” in the Form 10-K, as well as the risks described in the financial or other information included or incorporated by reference in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the subordinate voting shares by the Selling Securityholders. All net proceeds from the sale of the subordinate voting shares covered by this prospectus will go to the Selling Securityholders. However, we may receive the proceeds from any exercise of the Warrants if the Selling Securityholders do not exercise the Warrants on a cashless basis, if and when exercised. We expect that the Selling Securityholders will sell their subordinate voting shares as described under “Plan of Distribution.” If all of the Warrants are exercised in full for cash, we will receive gross proceeds from the warrant exercises of approximately $1,812,762.

We intend to use the net proceeds of such Warrant exercise(s), if any, for acquisitions related to infrastructure expansion and for general corporate purposes, which may include operating expenses, research and development, working capital, and general capital expenditures. We will have broad discretion in the way we use these proceeds. See “Risk Factors” above. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

DILUTION

Purchasers of the Resale Shares being offered pursuant to this prospectus may suffer immediate and substantial dilution in the net tangible book value per subordinate voting share. Dilution in net tangible book value per subordinate voting share represents the difference between the amount per subordinate voting share paid by purchasers and the net tangible book value per subordinate voting share immediately after a purchase. The amount of dilution experienced by each purchaser of subordinate voting shares under this prospectus will vary, because the Selling Securityholders who offer and sell the Resale Shares may do so at various times, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Accordingly, the amount paid per subordinate voting share by each purchaser and the net tangible book value per subordinate voting share at the time of purchase cannot be determined at this time. Therefore, we have not included in this prospectus information about the dilution (if any) to our existing shareholders arising from any such future sales. See “Risk Factors—A substantial number of subordinate voting shares may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for subordinate voting shares.”

SELLING SECURITYHOLDERS

The Resale Shares offered by the selling securityholders consist of subordinate voting shares issued and subordinate voting shares issuable upon exercise, if any, of the Warrants that were issued to the Selling Securityholders pursuant to the securities purchase agreements and the settlement agreement. Pursuant to the terms of a registration rights agreement between the Company and the Selling Securityholders (other than Wainwright) (the “Registration Rights Agreement”) that was entered into in connection with the August 2024 private placement, this prospectus generally covers the resale by those Selling Securityholders from time to time of the sum of (i) the number of subordinate voting shares issued pursuant to the securities purchase agreements and (ii) the maximum number of subordinate voting shares issuable upon exercise of the related warrants issued under the securities purchase agreement, in each case, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Pursuant to the terms of the Wainwright Warrant, the prospectus also covers the resale by Wainwright from time to time of the maximum number of subordinate voting shares issuable upon exercise of the Wainwright Warrant issued under the settlement agreement. The selling securityholders have not had any material relationship with us within the past three years, except for:

●	the ownership of the subordinate voting shares and the warrants issued pursuant to the securities purchase agreements and the settlement agreement; and
●	the Company’s at-the-market offering program, pursuant to which, from its launch in March 2022 until its conclusion in March 2024, the Company issued and sold through Wainwright, as the sales agent for such program, 562,654 subordinate voting shares in exchange for gross proceeds of $1,096,297.71, at an average share price of $1.9484, and received net proceeds of $1,055,456.19 after paying commissions of $32,888.93 to the Wainwright and incurring $7,952.59 of other transaction fees.

The following table sets forth the name of each of the Selling Securityholders, the number and percentage of our subordinate voting shares beneficially owned by the Selling Securityholders as of March 30, 2026, the number of our subordinate voting shares that may be offered by the Selling Securityholders under this prospectus, and the number and percentage of our subordinate voting shares beneficially owned by the Selling Securityholders assuming all of the subordinate voting shares registered hereunder are sold. Applicable percentage ownership is based on 69,807,499 subordinate voting shares issued and outstanding as of March 30, 2026, and does not include any subordinate voting shares issuable upon conversion of our proportionate voting shares. Except as noted below, beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to our subordinate voting shares. Generally, a person “beneficially owns” a security if he, she or it possesses sole or shared voting or investment power over that security, including warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to warrants that are currently exercisable or exercisable within 60 days are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information in the table below and the footnotes thereto regarding subordinate voting shares to be beneficially owned after the offering assumes that the Selling Securityholders have exercised their Warrants in full, despite the limitations on exercise in the Warrants (including as described below) and further assumes that the Selling Securityholders sell all of the subordinate voting shares being offered by them under this prospectus and do not sell any of the other subordinate voting shares they beneficially own prior to the offering.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Securityholders. The Selling Securityholders may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, subordinate voting shares in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below.

Name of Selling Securityholder	Number of Subordinate Voting Shares Owned Prior to Offering		Percentage of Subordinate Voting Shares Owned Prior to Offering	Maximum Number of Subordinate Voting Shares to be Sold Pursuant to this Prospectus	Number of Subordinate Voting Shares Owned After Offering	Percentage of Subordinate Voting Shares Owned After Offering
James McCabe	812,954	(1)	1.16%	590,908	222,046	*
Scott Herman	181,818	(2)	*	181,818	0	0%
Marc Hermes	160,995	(3)	*	136,364	24,631	*
JHRW Holdings, LLC	151,425	(4)	*	115,425	36,000	*
H.C. Wainwright & Co., LLC	269,231	(5)	*	269,231	0	0%

*	Less than 1%.

(1)	Comprised of (i) 295,454 subordinate voting shares issued to James McCabe in connection with the August 2024 private placement, (ii) up to 295,454 subordinate voting shares issuable upon exercise, if any, of a warrant issued to Mr. McCabe in connection with the August 2024 private placement, (iii) 174,697 subordinate voting shares held by Mr. McCabe, and (iv) up to 47,349 subordinate voting shares issuable upon exercise, if any, of underlying warrants held by James McCabe. The business address for Mr. McCabe is 68 Fiesta Way, Fort Lauderdale, Florida 33301.

(2)	Comprised of (i) 90,909 subordinate voting shares issued to Scott Herman in connection with the August 2024 private placement and (ii) up to 90,909 subordinate voting shares issuable upon exercise, if any, of a warrant issued to Mr. Herman in connection with the August 2024 private placement. Mr. Herman’s address is 900 Hillsboro Mile #2, Hillsboro Beach, Florida 33062.

(3)	Comprised of (i) 68,182 subordinate voting shares issued to Marc Hermes in connection with the August 2024 private placement, (ii) up to 68,182 subordinate voting shares issuable upon exercise, if any, of a warrant issued to Mr. Hermes in connection with the August 2024 private placement, and (iii) 24,631 subordinate voting shares held by Mr. Hermes. Mr. Hermes’ address is 1328 Citrus Isle, Fort Lauderdale, Florida 33315.

(4)	Comprised of (i) 47,243 subordinate voting shares issued to JHRW Holdings, LLC (“JHRW”) in connection with the August 2024 private placement, (ii) up to 68,182 subordinate voting shares issuable upon exercise, if any, of a warrant issued to JHRW in connection with the August 2024 private placement, and (iii) 36,000 subordinate voting shares held by JHRW. Rhett Wadsworth is the sole manager of JHRW and in such capacity has the right to vote and dispose of the securities held by JHRW. The business address for JHRW, and Mr. Wadsworth, is 1985 N Andrews Ave., Suite 201, Wilton Manors, Florida 33311.

(5)	Comprised of 269,231 subordinate voting shares underlying the Wainwright Warrant. Wainwright is a registered broker dealer and has sole voting and dispositive power over the securities held. The business address for Wainwright is 430 Park Avenue, New York, New York 10022.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association, and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA. A copy of our articles of association is filed as an exhibit to the registration statement of which this prospectus is a part.

Share Capital

Our authorized share capital consists of:

●	unlimited subordinate voting shares, no par value; and

●	unlimited proportionate voting shares, no par value.

As of April 8, 2026, there were 69,807,449 subordinate voting shares and 3,333 proportionate voting shares issued and outstanding. Proportionate voting shares are not available for distribution to the public. Proportionate voting shares may be converted at the holder’s option into subordinate voting shares at a ratio of 200 subordinate voting shares for every 1 proportionate voting share.

In addition, as of the date of this prospectus, there were: (i) 2,850,130 subordinate voting shares issuable upon the exercise of outstanding options at a weighted average exercise price of $3.59; (ii) 1,744,374 subordinate voting shares reserved for issuance on exercise of 1,744,374 issued and outstanding warrants of the Company with a weighted average exercise price of $3.03; and (iii) 2,954,279 subordinate voting shares reserved for issuance upon the vesting of 2,954,279 restricted share units, for a total of 77,356,232 subordinate voting shares on a fully diluted basis (including 666,600 subordinate voting shares issuable upon conversion of the 3,333 issued and outstanding proportionate voting shares as of such date).

Subordinate Voting Shares

Each holder of subordinate voting shares is entitled to receive notice of and to attend all meetings of shareholders of the Company. Holders of subordinate voting shares are entitled to one vote per subordinate voting share on all matters subject to shareholder vote, voting together as a single class with holders of proportionate voting shares, except as otherwise prohibited by law.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of subordinate voting shares will be entitled to participate ratably along with all other holders of subordinate voting shares and proportionate voting shares (on an as-converted to subordinate voting share basis).

The holders of the subordinate voting shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu as to dividends and any declaration or payment of any dividend on the subordinate voting shares.

Except as otherwise provided in this prospectus, the subordinate voting shares and proportionate voting shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA. Our subordinate voting shares are not subject to any pre-emptive rights, conversion or exchange rights, redemption, retraction, purchase for cancellation or surrender provisions, sinking or purchase fund provisions, provisions permitting or restricting the issuance of additional securities or provisions requiring a shareholder to contribute additional capital.

Proportionate Voting Shares

Holders of proportionate voting shares are entitled to receive notice of and to attend all meetings of shareholders of the Company. Holders of proportionate voting shares are entitled to one vote in respect of each subordinate voting share into which such proportionate voting share could ultimately then be converted, which for greater certainty, shall be equal to 200 votes per proportionate voting share, on all matters subject to shareholder vote, voting together as a single class with holders of subordinate voting shares, except as otherwise prohibited by law.

Holders of proportionate voting shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as-converted basis, assuming conversion of all proportionate voting shares into subordinate voting shares at the conversion ratio of 200:1) as to dividends and any declaration or payment of any dividend on the subordinate voting shares. No dividend will be declared or paid on the proportionate voting shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted basis) on the subordinate voting shares.

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of proportionate voting shares will be entitled to participate ratably along with all other holders of proportionate voting shares (on an as-converted to resulting issuer subordinate voting share basis) and subordinate voting shares.

Each proportionate voting share is convertible, at the option of the holder thereof at any time after the date of issuance of such share, into fully paid and non-assessable subordinate voting shares as is determined by multiplying the number of proportionate voting shares by the 200. Proportionate voting shares are not available for distribution to the public.

Except as otherwise described in this prospectus, the proportionate voting shares and subordinate voting shares are equal in all respects and shall be treated as shares of a single class for all purposes under the BCBCA.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our subordinate voting shares.

Listing

Our subordinate voting shares are currently listed on Nasdaq under the symbol “DGXX” and on Cboe under the symbol “DGX.”

Transfer Agent and Registrar

The transfer agent and registrar for our subordinate voting shares is Marrelli Trust Company Limited, 620 – 1111 Melville St., Vancouver, British Columbia, V6E 3V6.

DESCRIPTION OF WARRANTS

August 2024 Private Placement Warrants

The following is a brief summary of the Private Placement Warrants and is qualified in its entirety by reference to the provisions contained in the form of common share purchase warrant, dated August 15, 2024, filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2025 and as Exhibit 4.1 to the Company’s registration statement on Form S-3 of which this prospectus forms a part.

Exercisability. The Private Placement Warrants became exercisable on February 15, 2025, and, if not previously exercised, are exercisable until February 15, 2028 (the third anniversary of the initial exercise date).

Exercise Limitation. A holder does not have the right to exercise any portion of the warrant issued thereto if such holder (together with its affiliates and any other persons acting as a group together with the holder and any of the holder’s affiliates) would beneficially own in excess of 9.99% of the number of subordinate voting shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrants. A holder, upon notice to us, may decrease the beneficial ownership limitation at any time. If such beneficial ownership limitation is reduced, then, upon 61 days’ prior written notice to us, a holder may increase the beneficial ownership limitation back to 9.99% of the number of subordinate voting shares outstanding immediately after giving effect to the exercise.

Exercise Price. Each Private Placement Warrant has an exercise price of $2.00 per subordinate voting share, subject to certain adjustments as described further in the form of warrant. If we, at any time while the Private Placement Warrants are outstanding: (i) pay a dividend or otherwise make a distribution or distributions on our subordinate voting shares or any other equity or equity equivalent securities payable in subordinate voting shares (which, for avoidance of doubt, shall not include any subordinate voting shares issued by the Company upon exercise of the applicable warrant), (ii) subdivide outstanding subordinate voting shares into a larger number of shares, (iii) combine (including by way of reverse share split) outstanding subordinate voting shares into a smaller number of shares, or (iv) issue by reclassification of the subordinate voting shares any shares in the capital of the Company, then, in each case, the exercise price shall be multiplied by a fraction of which the numerator shall be the number of subordinate voting shares outstanding immediately before such event and of which the denominator shall be the number of subordinate voting shares outstanding immediately after such event, and the number of shares issuable upon exercise of each such Private Placement Warrant shall be proportionately adjusted such that the aggregate exercise price of such Private Placement Warrant remains unchanged.

Fundamental Transaction. If, at any time while the Private Placement Warrants are outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any tender offer, exchange offer or like transaction (whether by us or another person) is completed pursuant to which holders of subordinate voting shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding subordinate voting shares, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the subordinate voting shares or any compulsory share exchange pursuant to which the subordinate voting shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding subordinate voting shares (each, a “fundamental transaction”), then, upon any subsequent exercise of the applicable Private Placement Warrant, the holder will have the right to receive, for each subordinate voting share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of subordinate voting shares (or successor security) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of subordinate voting shares for which such warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Subject to compliance with applicable securities laws, each of the Private Placement Warrants and all rights thereunder are transferable, in whole or in part, upon surrender of such Private Placement Warrant at the principal office of the Company or its designated agent, together with a written assignment of the Private Placement Warrant by the holder or its agents.

Exchange Listing. We have not and do not intend to apply to list the Private Placement Warrants on any securities exchange or nationally recognized trading system.

Rights as a Shareholder. Except as otherwise provided in the Private Placement Warrants or by virtue of such holder’s ownership of our subordinate voting shares, the holder of a Private Placement Warrant does not have the rights or privileges of a holder of our subordinate voting shares, including any voting rights, until the holder exercises the Private Placement Warrant.

Governing Law. The Private Placement Warrants are governed by New York law.

Wainwright Warrant

The following is a brief summary of the Wainwright Warrant issued pursuant to the settlement agreement and is qualified in its entirety by reference to the provisions contained in the subordinate voting share purchase warrant, dated February 20, 2026, filed as Exhibit 4.2 to the Company’s registration statement on Form S-3 of which this prospectus forms a part.

Exercisability. The Wainwright Warrant became exercisable on February 20, 2026, and, if not previously exercised, is exercisable until February 20, 2031 (the fifth anniversary of the date of issuance) (the “termination date”).

Exercise Limitation. A holder does not have the right to exercise any portion of the Wainwright Warrant issued thereto if such holder (together with its affiliates and any other persons acting as a group together with the holder and any of the holder’s affiliates) would beneficially own in excess of 4.99% of the number of subordinate voting shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Wainwright Warrant. A holder, upon notice to us, may decrease the beneficial ownership limitation at any time. Upon 61 days’ prior notice to us, a holder may increase the beneficial ownership limitation to 9.99% of the number of subordinate voting shares outstanding immediately after giving effect to the exercise.

Exercise Price. The Wainwright Warrant has an exercise price of $2.85 per subordinate voting share, subject to certain adjustments as described further in the form of warrant. If, at any time while the Wainwright Warrant is outstanding, we: (i) pay a dividend or otherwise make a distribution or distributions on our subordinate voting shares or any other equity or equity equivalent securities payable in subordinate voting shares (which, for avoidance of doubt, shall not include any subordinate voting shares issued by the Company upon exercise of the applicable Wainwright Warrant), (ii) subdivide outstanding subordinate voting shares into a larger number of shares, (iii) combine (including by way of reverse share split) outstanding subordinate voting shares into a smaller number of shares, or (iv) issue by reclassification of the subordinate voting shares any shares in the capital of the Company, then, in each case, the exercise price shall be multiplied by a fraction of which the numerator shall be the number of subordinate voting shares outstanding immediately before such event and of which the denominator shall be the number of subordinate voting shares outstanding immediately after such event, and the number of shares issuable upon exercise of the Wainwright Warrant shall be proportionately adjusted such that the aggregate exercise price of the Wainwright Warrant remains unchanged.

Fundamental Transaction. If, at any time while the Wainwright Warrant is outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation of the Company with or into another person, (ii) we effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any tender offer, exchange offer or like transaction (whether by us or another person) is completed pursuant to which holders of subordinate voting shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding subordinate voting shares, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of the subordinate voting shares or any compulsory share exchange pursuant to which the subordinate voting shares are effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding subordinate voting shares (each, a “fundamental transaction”), then, upon any subsequent exercise of the applicable Wainwright Warrant, the holder will have the right to receive, for each subordinate voting share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of subordinate voting shares (or successor security) of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of subordinate voting shares for which such warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Subject to compliance with applicable securities laws, the Wainwright Warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the Wainwright Warrant at the principal office of the Company or its designated agent, together with a written assignment of the Wainwright Warrant by the holder or its agents.

Mandatory Redemption. If (1) the Wainwright Warrant is still outstanding as of the termination date and (2) at any time from the date on which the Wainwright Warrant was issued until the termination date, there is no period of five consecutive trading days on which the volume-weighted average price of the subordinate voting shares exceeds $4.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and similar events), then the Company is required to redeem the Wainwright Warrant within five (5) business days following the termination date by paying to Wainwright an aggregate amount of $0.5572 per subordinate voting share available to be issued under the Wainwright Warrant immediately prior to the termination thereof in accordance with its terms.

Exchange Listing. We have not and do not intend to apply to list the Wainwright Warrant on any securities exchange or nationally recognized trading system.

Rights as a Shareholder. Except as otherwise provided in the Wainwright Warrant or by virtue of such holder’s ownership of our subordinate voting shares, the holder of the Wainwright Warrant does not have the rights or privileges of a holder of our subordinate voting shares, including any voting rights, until the holder exercises the Wainwright Warrant.

Governing Law. The Wainwright Warrant is governed by New York law.

PLAN OF DISTRIBUTION

We are registering the subordinate voting shares that were issued, and subordinate voting shares that may be issuable upon exercise, if any, of the Warrants that were issued, to the Selling Securityholders pursuant to the terms of the securities purchase agreements and the settlement agreement in order to permit the resale of those subordinate voting shares by the holders of such shares and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares.

The Selling Securityholders may sell all or a portion of Resale Shares through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the effective date of the registration statement of which this prospectus is a part;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Securityholders effect such transactions by selling subordinate voting shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Securityholders or commissions from purchasers of the subordinate voting shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of subordinate voting shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the subordinate voting shares in the course of hedging in positions they assume. After the registration statement of which this prospectus is a part is declared effective, the Selling Securityholders may also sell subordinate voting shares short and deliver subordinate voting shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Securityholders may also loan or pledge subordinate voting shares to broker-dealers that in turn may sell such shares.

The Selling Securityholders may pledge or grant a security interest in some or all of the subordinate voting shares, Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the subordinate voting shares from time to time pursuant to this prospectus or any amendment under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer and donate the subordinate voting shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Securityholders and any broker-dealer participating in the distribution of the subordinate voting shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the subordinate voting shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of subordinate voting shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the subordinate voting shares may be sold in such states only through registered or licensed brokers or dealers.

There can be no assurance that any Selling Securityholder will sell any or all of the subordinate voting shares registered pursuant to the registration statement, of which this prospectus forms a part. The Selling Securityholders may also sell the subordinate voting shares under Rule 144, Rule 904 of Regulation S under the Securities Act or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The Selling Securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the subordinate voting shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the subordinate voting shares to engage in market-making activities with respect to the subordinate voting shares. All of the foregoing may affect the marketability of the subordinate voting shares and the ability of any person or entity to engage in market-making activities with respect to the subordinate voting shares.

We will pay all expenses of the registration of the subordinate voting shares (including subordinate voting shares issuable upon any exercise of the warrants) pursuant to the Registration Rights Agreement and the settlement agreement, estimated to be approximately $70,000 in total, including, without limitation, SEC filing fees; provided, however, that the Selling Securityholders will pay all underwriting discounts and selling commissions, if any. We will indemnify certain of the Selling Securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or certain of the Selling Securityholders will be entitled to contribution. In accordance with the Registration Rights Agreement, we may be indemnified by certain of the Selling Securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholders specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the subordinate voting shares will be freely tradable in the hands of persons other than our affiliates.

CERTAIN U.S. AND CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

The following discussion describes certain U.S. federal income tax considerations for U.S. Holders (as defined below) of an investment in the subordinate voting shares acquired pursuant to the offering. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income or the alternative minimum tax, are not discussed. This discussion applies only to investors who acquire and hold the subordinate voting shares as capital assets within the meaning of Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), and who have the U.S. Dollar as their functional currency. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus. All of the foregoing authorities are subject to change, which change could apply retroactively and could adversely affect the tax considerations described below.

The following discussion does not address all U.S. federal income tax considerations relevant to a holder’s particular circumstances or to holders subject to particular rules, including, without limitation:

o	U.S. expatriates and certain former citizens or long-term residents of the United States;

o	persons whose functional currency is not the U.S. Dollar;

o	persons holding the subordinate voting shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

o	banks, insurance companies and other financial institutions;

o	real estate investment trusts or regulated investment companies;

o	brokers, dealers or traders in securities, commodities or currencies;

o	S corporations or entities or arrangements treated as partnerships for U.S. federal income tax purposes;

o	tax-exempt organizations or governmental organizations;

o	individual retirement accounts or other tax deferred accounts;

o	persons who acquired the subordinate voting shares pursuant to the exercise of any employee share option or otherwise as compensation;

o	persons that own or are deemed to own 10% or more of the Company’s stock by vote or value directly, indirectly or constructively;

o	persons subject to special tax accounting rules as a result of any item of gross income with respect to the subordinate voting shares being taken into account in an applicable financial statement;

o	persons that hold subordinate voting shares through a permanent establishment or fixed base outside the United States; and

o	persons deemed to sell subordinate voting shares under the constructive sale provisions of the Code.

U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SUBORDINATE VOTING SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of subordinate voting shares that, for U.S. federal income tax purposes, is or is treated as any of the following:

o	an individual who is a citizen or resident of the United States;

o	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

o	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

o	a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an investor is an entity taxable as a partnership for U.S. federal income tax purposes, such investor’s tax treatment generally will depend on the activities of the partnership. Partnerships holding subordinate voting shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Taxation of Dividends and Other Distributions on the Subordinate Voting Shares

The discussion in this section is subject to the discussion below regarding PFICs.

The gross amount of any distribution to a U.S. Holder with respect to the subordinate voting shares, including any non-U.S. taxes withheld from the amount paid, will be included in such U.S. Holder’s gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of the Company’s current or accumulated earnings and profits (as determined applying U.S. federal income tax principles). To the extent the amount of the distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a return of a U.S. Holder’s tax basis in the subordinate voting shares, and to the extent the amount of the distribution exceeds the tax basis, as capital gain. The Company does not intend to calculate its earnings and profits applying U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as ordinary dividend income. Dividends paid by the Company will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

Subject to certain holding period and other limitations, dividends paid on the subordinate voting shares to certain non-corporate U.S. Holders may be “qualified dividend income” taxable for regular U.S. federal income tax purposes at preferential tax rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends.

Dividends will be includible in the income of a U.S. Holder in a U.S. Dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. Holder that receives a foreign currency distribution and converts the foreign currency into U.S. Dollars subsequent to receipt may have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. Dollar, which will generally be U.S.-source ordinary income or loss. A loss might not be deductible due to certain limitations.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the subordinate voting shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against such U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends generally will constitute “passive category income”. The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisor regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Disposition of the Subordinate Voting Shares

The discussion in this section is subject to the discussion below regarding PFICs.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of the subordinate voting shares equal to the difference between the amount realized (in U.S. Dollars) on the disposition and such holder’s tax basis (in U.S. Dollars) in the subordinate voting shares. Any such gain or loss will be capital gain or loss, and generally will be long-term capital gain or loss if such U.S. Holder has held the subordinate voting shares for more than one year at the time of the disposition. Otherwise, such gain or loss generally will be short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S.- source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Passive Foreign Investment Company

As a non-United States corporation, the Company will be a passive foreign investment company, or “PFIC”, for U.S. federal income tax purposes for any taxable year if, after applying certain look-through rules with respect to subsidiaries in which the Company owns at least 25% (by vote or value) of the stock, either:

o	at least 75% of its gross income for such taxable year is passive income, or

o	at least 50% of the total value of its assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income.

The Company believes it was not a PFIC for the year ended December 31, 2025. Based on the market price of the subordinate voting shares and the composition of the Company’s income and assets, including goodwill, the Company also does not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and is dependent on a number of factors, including the value of the Company’s passive assets, the amount and type of the Company’s gross income and the market price of the subordinate voting shares, which could fluctuate significantly. Therefore, there can be no assurance that the Company will not be a PFIC for the current or future taxable years.

If the Company is a PFIC for any taxable year during a U.S. Holder’s holding period for the subordinate voting shares, it generally will continue to be treated as a PFIC with respect to such holder’s investment in the subordinate voting shares for all succeeding years during which such holder holds the subordinate voting shares. In that event, a U.S. Holder would (unless it made one of the elections discussed below on a timely basis) be taxable on gain recognized on a disposition of the subordinate voting shares and upon receipt of certain “excess distributions” (generally, distributions that exceed 125% of the average amount of distributions in respect of the subordinate voting shares received during the preceding three taxable years or, if shorter, during the U.S. Holder’s holding period prior to the distribution year) as if such income had been recognized ratably over the U.S. Holder’s holding period. Tax would be computed on such income at the highest ordinary income tax rate in effect for each taxable year to which income is allocated, and an interest charge on the tax as so computed would also apply.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes a valid mark-to-market election for the subordinate voting shares, such holder will include in income for each year that the Company is treated as a PFIC, an amount equal to the excess, if any, of the fair market value of the subordinate voting shares as of the close of such holder’s taxable year over the holder’s adjusted basis in the subordinate voting shares. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the subordinate voting shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the subordinate voting shares, as well as to any loss realized on the actual sale or disposition of the subordinate voting shares, in each case to the extent the amount of such loss does not exceed the net mark-to-market gains for the subordinate voting shares previously included in income. A U.S. Holder’s basis in the subordinate voting shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations, other than in de minimis quantities, on at least 15 days during each calendar quarter. The subordinate voting shares are listed on Nasdaq, which is a qualified exchange. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs the Company owns, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by the Company that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. The Company currently does not have any non-U.S. subsidiaries.

U.S. Holders should consult their tax advisor as to the availability and desirability of a mark-to-market election.

As an alternative to the tax treatment described above, a U.S. Holder could elect to treat the Company as a “qualified electing fund” (a “QEF”), in which case the U.S. Holder would be taxed currently, for each taxable year that the Company is a PFIC, on its pro rata share of the Company’s ordinary earnings and net capital gain (subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge). Special rules apply if a U.S. Holder makes a QEF election after the first taxable year of its holding period in which the Company is a PFIC. In the event that the Company concludes that it will be classified as a PFIC, the Company will also determine at that time whether it will provide U.S. Holders with the information that is necessary to make a QEF election. Amounts includable in income as a result of a QEF election will be determined without regard to the Company’s prior year losses or the amount of cash distributions, if any, received from the Company. A U.S. Holder’s basis in its subordinate voting shares will increase by any amount included in income and decrease by any distributions of amounts previously taxed under the QEF rules.

If the Company is a PFIC for any taxable year during which a U.S. Holder owns subordinate voting shares, it generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years even if it ceases to meet the requirements for PFIC status. Notwithstanding any election made with respect to the subordinate voting shares, if the Company is a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the subordinate voting shares will not qualify as “qualified dividends” eligible for taxation at reduced federal income tax rates.

A U.S. Holder of a PFIC is required to file an IRS Form 8621. U.S. Holders are urged to consult their tax advisors regarding the potential application of the PFIC rules to an investment in the subordinate voting shares.

Information Reporting and Backup Withholding

Dividend payments with respect to the subordinate voting shares and proceeds from the sale, exchange or other disposition of the subordinate voting shares may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

1.	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

2.	furnishes an incorrect taxpayer identification number;

3.	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

4.	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the subordinate voting shares) are required to report information relating to such assets, subject to certain exceptions (including an exception for subordinate voting shares held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to comply with such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of subordinate voting shares.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SUBORDINATE VOTING SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Consequences

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”), generally applicable to a holder who acquires, as beneficial owner, Resale Shares pursuant to the offering, and who, for the purposes of the Tax Act and at all relevant times, holds Resale Shares as capital property and deals at arm’s length and is not affiliated with the Company, the Selling Securityholder and any subsequent purchaser of such securities. A holder who meets all of the foregoing requirements is referred to as a “Holder” herein, and this summary only addresses such Holders. Generally, Resale Shares will be considered to be capital property to a Holder, provided the Holder does not hold Resale Shares in the course of carrying on a business of trading or dealing in securities and has not acquired the Resale Shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a “financial institution”, as defined in the Tax Act for the purposes of the mark-to-market rules in the Tax Act, (ii) that is a “specified financial institution”, as defined in the Tax Act, (iii) of an interest which is a “tax shelter investment” as defined in the Tax Act, (iv) that has elected to determine its Canadian tax results in a “functional currency” other than the Canadian dollar, (v) that has entered into or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement” with respect to the Resale Shares, or (vi) that receives dividends on Resale Shares under or as part of a “dividend rental arrangement”, as defined in the Tax Act. Any such holder should consult its own tax advisor with respect to an investment in the Resale Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is (or does not deal at arm’s length with a corporation resident in Canada for purposes of the Tax Act that is), or becomes, controlled by a non-resident person or a group of non-resident persons (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts) for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring Resale Shares.

This summary is based upon the provisions of the Tax Act and the regulations thereunder in force as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative policies and assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors with respect to the tax consequences applicable to them, having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Resale Shares must be converted into Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA. As a result, the amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian dollar/United States dollar exchange rate.

Taxation of Resident Holders

The following portion of this summary applies to Holders (as defined above) who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times (herein, “Resident Holders”) and this portion of the summary only addresses such Resident Holders. Certain Resident Holders who might not be considered to hold their Resale Shares as capital property may, in certain circumstances, be entitled to make the irrevocable election permitted by subsection 39(4) of the Tax Act to have them and any other “Canadian security” (as defined in the Tax Act) be treated as capital property for the taxation year of the election and in all subsequent taxation years. Resident Holders contemplating such election should consult their own tax advisors for advice as to whether it is available and, if available, whether it is advisable in their particular circumstances.

Taxation of Dividends

A Resident Holder will be required to include in computing income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on the Resale Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit provisions where the Company designates the dividend as an “eligible dividend” in accordance with the provisions of the Tax Act. There may be restrictions on the ability of the Company to designate any particular dividend as an “eligible dividend”.

A dividend received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but will generally be deductible in computing the corporation’s taxable income for that taxation year, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A corporation that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Resale Shares in a year to the extent such dividends are deductible in computing its taxable income for the year.

Disposition of Resale Shares

A Resident Holder who disposes, or is deemed to dispose, of Resale Shares generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such Resale Shares, as the case may be, immediately before the disposition or deemed disposition. The adjusted cost base to a Resident Holder of a Resale Share will be determined by averaging the cost of that Resale Share with the adjusted cost base (determined immediately before the acquisition of the Resale Share) of all other Resale Shares held as capital property at that time by the Resident Holder. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Resale Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Resale Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” or a “substantive CCPC” (both as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including amounts in respect of net taxable capital gains and dividends or deemed dividends that are not deductible in computing such Resident Holder’s taxable income. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and at all relevant times: (i) are neither resident nor deemed to be resident in Canada, and (ii) do not use or hold Resale Shares in the course of business carried on or deemed to be carried on in Canada. Holders who meet all of the foregoing requirements are referred to herein as “Non-Resident Holders”, and this portion of the summary only addresses such Non-Resident Holders. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Receipt of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty and entitled to full benefits under the Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company beneficially owning at least 10% of the Company’s voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Resale Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Resale Share unless such Resale Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

Provided the subordinate voting shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the Cboe Canada and Nasdaq) at the time of disposition, the Resale Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Resale Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Resale Shares may be deemed to be taxable Canadian property. Non-Resident Holders should consult their own tax advisors as to whether their Resale Shares constitute taxable Canadian property in their particular circumstances.

Even if the Resale Shares are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Resale Shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of a Resale Share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading “Certain Canadian Federal Income Tax Considerations – Taxation of Resident Holders – Capital Gains and Capital Losses” will generally be applicable to such disposition. Non-Resident Holders who may hold Resale Shares as taxable Canadian property should consult their own tax advisors.

EXPENSES

The following table sets forth those expenses payable by us in connection with the subordinate voting shares being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee. We will pay fees and expenses incurred by us incident to the registration of the securities. If any subordinate voting shares are sold, the selling securityholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares.

SEC registration fee	$395.88	(1)
Legal fees and expenses	25,000
Accounting fees and expenses	35,000
Miscellaneous	10,000
Total	$70,000

(1)	Previously paid (including by appropriate fee registration offsets) with the filing of our registration statement on Form S-3 of which this prospectus forms a part.

LEGAL MATTERS

Certain legal matters related to the Company’s securities offered by this prospectus will be passed upon on the Company’s behalf by MLT Aikins LLP, with respect to matters of Canadian law. Katten Muchin Rosenman LLP is U.S. counsel for the Company in connection with this offering. In addition, certain legal matters in connection with any offering of securities will be passed upon for any underwriters, dealers or agents, by counsel to be designated at the time of the offering by such underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and December 31, 2024, and for each of the two years in the period ended December 31, 2025, incorporated by reference herein have been so incorporated in reliance on the report of Davidson & Company LLP, an independent registered public accounting firm, given on their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus for a copy of such contract, agreement or other document. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our public filings are available to the public on the SEC’s web site at http://www.sec.gov.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of this offering (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items, unless otherwise indicated therein):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026; and

●	the description of our securities registered pursuant to Section 12 of the Exchange Act contained in Exhibit 4.18 to our Annual Report Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on September 16, 2024, as updated by any amendment or report filed for the purpose of updating such description, including the section of this prospectus titled “Description of Share Capital.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Digi Power X Inc.

110 Yonge Street, Suite 1601

Toronto, Ontario, M5C 1T4

(818) 280-9758

A statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date of those respective documents.

Up to 1,293,746

Subordinate Voting Shares

Digi Power X Inc.

Prospectus

                  , 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$103,970.88	(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Transfer agent fees and expenses		(2)
Warrant agent fees and expenses		(2)
Miscellaneous		(2)
Total		$(2)

(1)	In accordance with Rule 415(a)(6), includes certain fees previously paid in respect of unsold securities previously registered under the registrant’s registration statements on Form F-1 (File No. 333-271176) and Form F-10 (File No. 333-282583), as further described in the Filing Fee Table included as Exhibit 107 hereto.

(2)	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15. Indemnification of Directors and Officers

Under the BCBCA, the Company may indemnify a present or former director or officer of the Company, a director or officer of another corporation that at the time the corporation is or was an affiliate of the Company or who, at the request of the Company, is or was a director or officer or holds a position equivalent to that of, a director or officer of a corporation, partnership, trust, joint venture or other unincorporated entity, against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action, whether current, threatened, pending or completed, in which the individual is involved because of that association with the Company or other entity. The Company may not indemnify such an individual if the indemnity or payment is prohibited by the Company’s memorandum of articles and unless the individual acted honestly and in good faith with a view to the best interests of the Company, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request and in the case of a proceeding other than a civil proceeding the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Company may advance moneys reasonably incurred to an individual described above for the costs, charges and expenses, including legal and other fees, of a proceeding described above; however, the individual shall provide the Company with a written undertaking that should the payment of costs, charges and expenses of a proceeding be determined to be prohibited under the BCBCA, the individual shall repay the moneys.

The articles of the Company provide that the Company shall indemnify a director or former director of the Company and their heirs and legal representatives against all costs, charges and expenses, including legal and other fees, as well as any judgments, penalties, fines or amounts paid to settle a legal proceeding or investigative action, incurred by the individual in respect of any legal proceeding or investigative action. The articles of the Company also provide that the Company may purchase and maintain such insurance for the benefit of a director, officer, employee or agent of the Company, a former director, officer, employee or agent of the Company, an individual who at the request of the Company is or was a director, officer, employee or agent of a corporation or of a partnership, joint venture or other unincorporated entity or an individual who at the request of the Company holds or held a position equivalent to that of a director or officer of a partnership, joint venture or other unincorporated entity, against any liability incurred by the individual, in the individual’s capacity set forth in this paragraph.

The Company maintains directors’ and officers’ liability insurance that insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburse the Company for payments made pursuant to the indemnity provisions under the articles of the Company and the BCBCA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
1.2**	Amended and Restated Sales Agreement, dated April 9, 2026, between Digi Power X Inc. and A.G.P./Alliance Global Partners
3.1	Articles of Incorporation of Chortle Capital Corp. (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)
3.2	Certificate of Change of Name to HashChain Technology Inc. (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)
3.3	Notice of Articles (incorporated by reference to Exhibit 1.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)
3.4	Certificate of Change of Name to Digihost Technology Inc. (incorporated by reference to Exhibit 1.4 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)
3.5	Notice of Articles (incorporated by reference to Exhibit 1.5 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)
3.6	Notice of Articles (incorporated by reference to Exhibit 1.6 to the Company’s Annual Report on Form 20-F, filed with the SEC on July 14, 2023)
3.7	Certificate of Change of Name to Digi Power X Inc. (incorporated by reference to Exhibit 1.7 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 31, 2025)
4.1	Form of Common Share Purchase Warrant, dated August 15, 2024 (incorporated by reference to Exhibit 4.18 to the Company’s Annual Report on Form 20-F, filed with the SEC on September 16, 2024)
4.2	Subordinate Voting Share Purchase Warrant, dated February 20, 2026
4.3*	Form of Warrant
4.4*	Form of Warrant Agreement
4.5	Form of Indenture
4.6*	Form of Subscription Receipt Agreement
4.7*	Form of Share Purchase Contract
4.8*	Form of Unit
4.9*	Form of Unit Agreement
5.1	Opinion of MLT Aikins LLP relating to the base prospectus
5.2	Opinion of Katten Muchin Rosenman LLP relating to the base prospectus
5.3	Opinion of MLT Aikins LLP relating to the resale prospectus
5.4	Opinion of MLT Aikins LLP relating to the sales agreement prospectus supplement
10.1	Securities Purchase Agreement, dated as of August 5, 2024, between Digihost Technology Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 4.17 to the Company’s Annual Report on Form 20-F, filed with the SEC on September 16, 2024)
10.2	Registration Rights Agreement, dated as of August 15, 2024, between Digihost Technology Inc. and each investor listed on the signature pages thereto (incorporated by reference to Exhibit 4.19 to the Company’s Annual Report on Form 20-F, filed with the SEC on September 16, 2024)
23.1	Consent of Davidson & Company LLP, independent registered accounting firm
23.2	Consent of MLT Aikins LLP (included in Exhibit 5.1)
23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)
23.4	Consent of MLT Aikins LLP (included in Exhibit 5.3)
23.5	Consent of MLT Aikins LLP (included in Exhibit 5.4)
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
25.1***	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
107	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of securities, if applicable.
**

Certain confidential information has been redacted pursuant to Items 601(a)(6) and 601(b)(10)(iv) of Regulation S-K. The Company will furnish supplementally a copy of any redacted information to the SEC upon request.

***	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on April 9, 2026.

DIGI POWER X INC.

By:	/s/ Michel Amar
Michel Amar
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michel Amar and Paul Ciullo, or either of them individually, as the undersigned’s true and lawful attorney-in- fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michel Amar	Chief Executive Officer and Chairman	April 9, 2026
Michel Amar	(Principal Executive Officer)

/s/ Paul Ciullo	Chief Financial Officer	April 9, 2026
Paul Ciullo	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alec Amar	President and Director	April 9, 2026
Alec Amar

/s/ Ajay Gupta	Director	April 9, 2026
Ajay Gupta

/s/ Adam Rossman	Director	April 9, 2026
Adam Rossman

/s/ Gerard Rotonda	Director	April 9, 2026
Gerard Rotonda

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Digi Power X Inc., has signed this Registration Statement on this 9th day of April 2026.

AUTHORIZED U.S. REPRESENTATIVE COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.